Table of Contents

Preliminary Offering Circular dated January 15, 2020

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

CBD Life Sciences, Inc.

$2,000,000

400,000,000 SHARES OF COMMON STOCK

$0.005 PER SHARE

This is the public offering of securities of CBD Life Sciences, Inc., a Nevada corporation. We are offering 400,000,000 shares of our common stock, par value $0.001 ("Common Stock"), at an offering price of $0.005 per share (the "Offered Shares") by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 10,000 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “CBDL.”

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.005	$2,000,000.00
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Company	$0.005	$2,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.
(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through our online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $80,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.005 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "CBD Life Sciences, Inc.", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of CBD Life Sciences, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

LBC Bioscience Inc. (“LBC” or the “Company”) was founded as Superstar Vape, Inc. by Lisa A. Nelson, our President, and was incorporated as a C corporation under the laws of the State of Nevada in August 2015. The Company changed its name in March 2017. LBC is engaged in the Cannabidiol (“CBD”) market. The Company's primary focus is on developing organic products such as CBD water, drops, edibles, pet supplements, recovery balm and spray.

Our products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our products have no THC and are parasite-free.

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The principal uncertainties are whether regulators will, at any time, attempt to treat CBD products similarly to THC products.

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "CBD Life Sciences, Inc." was incorporated on December 19. 1998 under the laws of the State of Nevada. Our fiscal year-end date is December 31.

Our mailing address is 11445 East Via Linda, Suite 2-496, Scottsdale, AZ 85259. For the foreseeable future Ms. Nelson will provide offices in her personal residences. Our telephone number is 480-776-0281. Our website is www.lbcbioscience.com and our email address is lisalbcbioscience@gmail.com.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

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Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol CBDL.

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THE OFFERING

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Issuer:	CBD Life Sciences, Inc.

Securities offered:	A maximum of 400,000,000 shares of our common stock, par value $0.001 ("Common Stock") at an offering price of $0.005 per share (the "Offered Shares"). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	378,341,280 issued and outstanding as of December 20, 2019

Number of shares of Common Stock to be outstanding after the offering	778,341,280 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.005

Maximum offering amount:	400,000,000 shares at $0.005 per share, or $2,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol "CBDL."

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $1,920,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See "Risk Factors."

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company had minimal revenues and has incurred losses of $2,826,080 for the year ended December 31, 2018. In addition, the Company incurred losses of $4,859,713 for the period since inception through December 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

As of September 30, 2019, the Company has accumulated consolidated losses totaling $5,563,879 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Operations and Basis of Presentation – Going Concern for further information.

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Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of CBD Life Sciences, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the CBD industry, which is rapidly transforming. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream, but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

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We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Lisa Nelson. We have an Employment Agreement in place with Ms. Nelson. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;
•	Maintain a system of management controls; and
•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business selling cannabis-based products or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

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Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the  price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof;
•	announcements of technological innovations or new products by us or our competitors;
•	loss of any strategic relationship;
•	industry developments, including, without limitation, changes in competition or practices;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 500,000,000 shares of common stock. We have issued and outstanding, as of August 2, 2019, 83,455,000 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

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We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

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We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control CBD Life Sciences, Inc., it is not likely that you will be able to elect directors or have any say in the policies of CBD Life Sciences, Inc.

 Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of CBD Life Sciences, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on Cannabis industry participants, including growers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn revenue or a profit.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products.

As discussed, we have developed CBD/hemp oil products for the Cannabis industry. Competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

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We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. Online advertising of Cannabis related products may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

Our proposed business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization and/or voter approved referenda of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of January 23, 2018, 29 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon, California, Maine, Nevada, Massachusetts and the District of Columbia have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use, cultivation and/or possession illegal on a national level. Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Cannabis remains illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a “Schedule-I” controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration has determined that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical and recreational cannabis. There is no guarantee that the Trump Administration will not change the Federal government’s stated policy regarding the low-priority enforcement of Federal laws in states where cannabis has been legalized. Any such change in the Federal government’s enforcement of Federal laws could cause significant financial damage to us and our shareholders.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

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Our potential suppliers may have difficulty accessing the service of banks, which may make it difficult for them to operate.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors reiterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be   prosecuted. FinCEN issued guidelines to banks noting that it is possible to provide financial services to state-licensed cannabis businesses and still be in compliance with federal anti-money laundering laws. The guidance, however, falls short of the explicit legal authorization that banking industry officials had requested the government provide, and, to date, it is not clear if any banks have relied on the guidance to take on legal cannabis companies as clients. The aforementioned policy can be changed, including in connection with a change in presidential administration, and any policy reversal and or retraction could result in legal cannabis businesses losing access to the banking industry.

Because the use, sale and distribution of cannabis remains illegal under federal law, many banks will not accept deposits from or provide other bank services to businesses involved with cannabis. The inability to open bank accounts may make it difficult for our existing and potential customers, clients and tenants to operate and may make it difficult for them to contract with us.

Operating an online store open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our online store is only to be used by users who are over 21 years old and located where the use of cannabis is permissible under state law and only in a manner which would be permissible under the applicable state law. However, it is impractical to independently verify that all visitors to our online store fit into this description. As such, we run the risk of federal and state law enforcement prosecution.

We have implemented a content reporting review policy to remove any content which violates our Terms and Conditions. We have introduced a system that flags any posts for review, removal, and possible account suspension. As soon as content is flagged by one of our internal or external control systems or by another user, it is removed from view until we have had the time to review the content. The Obama Administration determined that it was not an efficient use of resources to direct Federal law enforcement agencies to prosecute those following certain state laws allowing for the use and distribution of medical and recreational cannabis, and the Trump administration has stated it believes the laws regarding the industry are up to the states to define and enforce. There can be no assurance that future administrations, will not change its stated policy and begin enforcement of the Federal laws against us or our users. Additionally, there can be no assurance that we will not face criminal prosecution from states where the use of cannabis is permitted for the use of cannabis in ways which do not fall under the state law. Finally, even if we attempt to prevent the use of our product in states where cannabis use is not permitted under state law, use of our app by those in such states may still occur and state authorities may still bring an action against us for the promotion of cannabis related material by those residing in such states.

New online store features could fail to attract new customers, retain existing customers, or generate revenue.

Our business strategy is dependent on our ability to develop online store features to attract new customers and retain existing ones. Staffing changes, changes in customer behavior or development of competing networks may cause customers to switch to competing online stores or decrease their use of our online store. To date, our online retail platform, is only in its beginning stages and it has not begun to generate revenue. There is no guarantee that individual customers will use these features and as a result, we may fail to generate revenue. Additionally, any of the following events may cause decreased use of our online store:

●	Emergence of competing websites and online retail stores;

●	Inability to convince potential customers to shop at our online store;

●	A decrease or perceived decrease in the quality of products at our online store;

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●	An increase in content that is irrelevant to our users;

●	Technical issues on certain platforms or in the cross-compatibility of multiple platforms;

●	An increase in the level of advertisements may discourage user engagement;

●	A rise in safety or privacy concerns; and

●	An increase in the level of spam or undesired content on the network.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors and officer’s insurance, is more difficult for us to find and more expensive, because we are a service provider to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. In 2018, We do not carry general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any other types of insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Participants in the cannabis industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

 Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, as well as recent guidance from the United States Department of Justice, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis and/or related products. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. Our inability to open a bank account may make it difficult (and potentially impossible) for us, or some of our advertisers, to do business with us.

Unfavorable publicity or consumer perception of our products or any similar products distributed by other companies could have a material adverse effect on our business and financial condition.

We believe our product sales will be highly dependent on consumer perception of the safety, quality and efficacy of our products as well as similar or other products distributed and sold by other companies. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products and cannabis markets in general. From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the herbal skin care and cannabis markets or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of our products or ingredients of cannabis products in general, or associating the use of our products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on our business and financial condition.

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We are subject to numerous potential regulatory matters. If the DEA were to take actions against CBD products as Schedule 1 controlled substances, it could cause LBC to cease operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marihuana extracts which may encompass Cannabinoids. The DEA created a separate Administration Controlled Substances Code number for marijuana extract earlier this year, defined to cover an extract containing one or more cannabinoids, and stated that such extracts will continue to be treated as Schedule I controlled substances.

If the DEA were to take actions against CBD products as Schedule 1 controlled substances or restrict the marketing or distribution of any CBD product, it would likely result in LBC ceasing operations.

Any potential growth in the cannabis or cannabis-related industries continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabis and cannabis-related industries is dependent upon continued legislative legalization of cannabis and related products at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business because of the perception that it is related to cannabis. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will have a material adverse effect on our business.

We May Be Affected by Various Trends

The factors that will most significantly affect our future operating results, liquidity and capital resources will be:

●	Government regulation of the marijuana industry;
●	Revision of Federal banking regulations for the marijuana industry; and
●	Legalization of the use of marijuana for medical or recreational use in other states.

Other than the foregoing, we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on:

●	revenues or expenses;
●	any material increase or decrease in liquidity; or
●	expected sources and uses of cash.

Our business is dependent upon suppliers.

We are entering into supply agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of suppliers for our products. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of raw materials at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

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We have no control over the manufacturing and quality of the products we sell.

We do not manufacture any of the products that we currently plan to sell. Consequently, we have no control over manufacturing practices at the suppliers from whom we procure the products we sell. We put forth considerable efforts to ensure that the products we sell are safe and comply with all applicable regulations. In spite of these efforts, there is a risk that we could inadvertently resell products which fail to comply with applicable regulations or have other quality defects. If this were to occur, we could be forced to conduct a product recall, defend regulatory or civil claims, or take other actions, any of which could have a material adverse effect upon our business.

Increases in the cost of shipping, postage or credit card processing could harm our business.

We ship our products to customers by United States mail and other overnight delivery and surface services. We generally invoice the costs of delivery and parcel shipments directly to customers as separate shipping and handling charges. Any increases in shipping, postal or credit card processing rates could harm our operating results as we may not be able to effectively pass such increases on to our customers. Similarly, strikes or other service interruptions by these shippers could limit our ability to market or deliver our products on a timely basis.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture or sell allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture and/or sell allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. We maintain insurance against product liability claims, but cannot be certain that such coverage will be adequate to cover any liabilities that we may incur, or that such insurance will continue to be available on acceptable terms. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity, could have a material adverse effect upon our business.

We conduct our retail operations through a single distribution facility.

Substantially all of our U.S. Retail inventory will be stored and shipped from one distribution center. We will depend in large part on the orderly operation of this receiving and distribution process, which depends, in turn, on adherence to shipping schedules and effective management of the distribution center. We may not be able to accurately anticipate all of the changing demands that our expanding operations will impose on our receiving and distribution system. In addition, events beyond our control, such as disruptions in operations due to labor disagreements, shipping problems, fires, or natural disasters, could have a material adverse effect upon our business and operations.

Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our products.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage inventory, ship products, manage sales and marketing activities and maintain efficient operations through our telephone and proprietary management information system. A significant disruption in its telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

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Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal proprietary information or cause interruptions in our operations. Our insurance policies’ limits may not be adequate to reimburse us for losses caused by security breaches. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations.

Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights and taxation. Due to the increasing popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect the operation of our website.

The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $80,000) will be $1,920,000. We will use these net proceeds for the following.

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Inventory - $48,000 Marketing & Advertising- $72,000 Trade Shows-$24,000 Product Development-$48,000
				Office & Lab expense -$72,000 Vending machines- $24,000 Payroll expenses- $72,000
				Working capital- $120,000
25.00%	$500,000	$20,000	$480,000	$480,000

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Inventory -$96,000 Marketing & Advertising-$144,000 Trade Shows-$48,000 Product Development-$96,000
				Office & Lab expense -$144,000 Vending machines- $48,000 Payroll expenses- $144,000
				Working capital- $240,000
50.00%	$1,000,000	$40,000	$960,000	$960,000

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Inventory -$144,000 Marketing & Advertising-$216,000 Trade Shows-$72,000 Product Development-$144,000 Product Development-$480,000
				Office & Lab expense -$216,000 Vending machines- $72,000 Payroll expenses- $216,000
				Working capital- $360,000
75.00%	$1,500,000	$60,000	$1,440,000	$1,440,000

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If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Inventory -$192,000 Marketing & Advertising-$288,000 Trade Shows-$96,000 Product Development-$192,000
				Office & Lab expense -$288,000 Vending machines- $96,000 Payroll expenses- $288,000
				Working capital- $480,000
100.00%	$2,000,000	$80,000	$1,920,000	$1,920,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net book value per share of our Common Stock after this offering.

Our historical net book value as of June 30, 2019 was $117,676 or $0.0014 per then-outstanding share of our Common Stock. Historical net book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $400,000, $300,000, $200,000 and $100,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.005	$0.005	$0.005	$0.005
Historical net tangible book value per share as of September 30, 2019 (1)	0.0012	0.0012	0.0012	0.0012
Increase in net tangible book value per share attributable to new investors in this offering (2)	0.05	-0.07	-0.01	-0.01
Net tangible book value per share, after this offering	0.0060	0.00416	0.0045	0.0042
Dilution per share to new investors	-.5480	-0.0002	-0.0003	-0.0008

___________________

(1)	Based on net tangible book value as of June 30, 2019 of $117,676 and 83,455,000 outstanding shares of Common stock as of August 2, 2019.

(2)	After deducting estimated offering expenses of $80,000, $60,000, $40,000 and $20,000, respectively.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to our website, click on the "Invest Now" button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company's entire acquisition plan, it may have to raise additional funds in the next twelve months.

The Company expects to increase the number of employees at the corporate level.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products. These include expenses related to purchasing equipment, colocation, marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

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The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any May 31 before that time, we would cease to be an "emerging growth company" as of the following May 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due in 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

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CBD Life Sciences, Inc.

______

Summary

CBD Life Sciences, Inc. is developing company in the cannabis industry. Our primary focus is on developing organic products such as CBD/Hemp oils, a full line of pet products, recovery pain cream, anxiety sleep, supplements, edibles and we are focusing on our skin line. Our company focus is to create sales and marketing initiatives to build a dominate brand. Our oil and extracts division will focus on online sales, tradeshows and distribution channels. The customer base is anticipated to be broad and nationwide.

CBD is the abbreviation for cannabidiol. Recently, research has shown CBD to have analgesic, anti-inflammatory, and anti-anxiety properties without the psychoactive effects (the “high” or “stoned” feeling) that THC provides.

History

CBD Life Sciences, Inc. “the Company” was incorporated in the State of Nevada on December 31, 2003 under the name of Platinum Consulting Services and was in the business of providing business consulting services until 2006 when on May 15, 2006 it signed a Share Purchase agreement to acquire an undivided 100% right, title and interest in and to all the outstanding shares of AutoBidLive Auctions Inc. AutoBidLive Auctions Inc. was a private company incorporated in the Province of Alberta, Canada whose main asset was a proprietary software to enable real time, online auctions of virtually any product or commodity for use by the wholesale market. This included cars, boats, planes, coins, stamps, industrial products, diamonds, artwork, and livestock. As a result of the closing of the Share Purchase Agreement the Company changed its name from Platinum Consulting Services to Autobidlive Auctions International Inc.  The Company subsequently changed its name again on December 26, 2006 from Autobidlive Auctions International Inc. to Auctions International Inc. although there was no change in business.

Between 2006 and 2012 the Company continued to develop and market its online auctions software and on November 20, 2012 it entered into an agreement with Rangemore Productions to produce a live interactive auction television series utilizing the AutoBidLive software. This led to a merger with Rangemore Productions, a company that leased film studio space to independent film productions presented itself. Although this was a deviation from the original business plan, the management felt that it was an exciting opportunity and decided to pursue it. On December 31, 2012, the Company entered into a Merger Agreement and on March 31, 2013, the merger closed whereby the Company issued 42,942,000 preferred shares for all the assets and liabilities of Rangemore Productions Corp.

Prior to the closing of the Merger Agreement on March 26, 2013, the Company changed its corporate name from Auctions International Inc. to Rangemore Film Productions Corp. to reflect the closing of the Merger Agreement between the Company and Rangemore Productions Corp. and the resulting change in business. On December 19, 2013 the Company again changed its corporate name to Cre8tive Works, Inc. as there was confusion with another company using the name Rangemore but did not change it business plan or operations.

From March 2013 to August 2017 Cre8tive Works was in the business of financing media productions. The term “media productions” includes but is not limited to feature films, documentaries, animation, television series, movies-of-the-week, television specials, webisodes and soundtracks. The business was not successful and in August of 2017 the management was presented with the opportunity to acquire a technology platform developed to analyse and monitor IT networks for cyber security vulnerabilities and breaches. As a result of the new business the Company changed its name to Optium Cyber Systems, Inc. (OCSI). OCSI has developed a proprietary process to analyze, identify and address cyber security vulnerabilities in an organization’s critical IT infrastructure which is scalable to any size organization in any industry. OCSI has recently launched in the health care sector, focusing on protecting health care facilities including hospitals, nursing homes and doctor’s offices from cyberthreats such as the manipulation of medical devices or theft of patient records. On January 15, 2019, the Company changed its name to CBD Life Sciences, Inc.

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On January I, 2019 the Company acquired LBC Lifesciences Inc. through a share exchange to capitalize on the growing cannabidiol sector. LBC Bioscience Inc. is developing and marketing a line of cannabidiol based organic products such as hemp drops, massage oils, recovery pain relief creams, anxiety and sleep solutions, supplements, edibles, and a full line of pet products. In addition, LBC is in the process of developing an anti-aging skin product line. LBC's products can be viewed and purchased on the company's website at www.lbcbioscienceinc.com. As a result of the acquisition, the Company changed its name to CBD Life Sciences Inc. CBD Life Sciences Inc. is a publicly traded company having its common shares quoted on the OTC Markets under the symbol ' CBDL'. The Company's main focus is to identify, evaluate and acquire undervalued opportunities with the objective of increasing shareholder value. The acquisition of LBC Bioscience Inc. is the first in the CBD space and the company is actively searching for additional opportunities within this emerging sector.

Our products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our products have no THC and are parasite-free.

To date, we have completed our concepts and require funds to complete the development and marketing of our products. As of the date of this Offering Circular, the registrant has not engaged in any material operations nor generated any revenues.

BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

The Cannabis Industry

The cannabis industry continues to exceed other industries’ growth rates and retain the title of the “fastest-growing industry in the U.S.” as the Huffington Post reported in 2015.

Marijuana sales in North America reached $6.73 billion in 2016, reflecting 34% growth over 2015 ($5.04 billion), according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate (CAGR).

While the industry is growing rapidly, the cannabis industry faces four major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Second, there is a significant shortage of knowledge related to virtually all areas of the cannabis business. When new states are added to the list of regulated cannabis markets, there will be a scarcity of experience and expertise to serve the needs of growers and retailers in these states. Third, the majority of states do not allow access to medical cannabis for its patients. This presents an obstacle to the medical cannabis industry and requires financial resources and dedicated advocacy to change regulations on the state level. Fourth, as explained below, marijuana is illegal under federal law.

Our Business

We are engaged in the Cannabidiol (“CBD”) market. The Company's primary focus is on developing and marketing organic products such as CBD water, drops, edibles, pet supplements, recovery balm and spray.

Our Products

Our products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our products have no THC and are parasite-free.

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Our primary focus is on developing organic products such as CBD hemp oil herbal drops, CBD pet treats, CBD pet drops, and CBD hemp rub. These products contain numerous ingredients. For example, the Pet Hemp CBD Treats is made up of Rice Bran, Cane Molasses, Rice Flour, Water, Tapioca Starch, Cheese Flavor, Lecithin, Safflower Oil, Glycerin, Passion Flower, Valerian Root, Ginger Root, Ascorbic Acid, Sorbic Acid, Calcium Propionate, CBD Hemp Oil, and Vitamin E. The Hemp CBD Pet Drops contain Rich Hemp Oil, Glucosamine, Chondroitin, MSM, Hyaluronic Acid, Aloe Vera Gel, Fructose, Natural Flavor, and Organic Glycerin.

We are not planning to introduce any new products in the foreseeable future since all efforts will be aimed at marketing currently available products.

We have been reviewing all of our marketing and other efforts to ensure that it is clear that no claims of any medical or health benefit be made by us or anyone representing us with regard to any of our products. These products are not pre-approved by the FDA or any other regulatory agency.

Our products’ CBD ingredients are derived from pure hemp, parasite free, non-GMO and organic. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and no THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes, vitamins, chlorophyll, and amino acids. Users believe that the crams contain cells that help to increase the longevity of skin cells and thereby help with the aging process. We do not make any claims not covered by actual research. However, users rely on statements made on social media by many users of similar products. We have no association with any of the individuals posting about these types of products on social media.

Marketing

The target market for our products is individuals who hear or read about the CBD market principally through social media. This is a demand for the type of product that we sell that has been created and is in place. We make no claims about the products in terms of what benefits they might or might not provide. Users of the products get their information from social media or other similar sources. We do not make any claims about any product other than indicating each product’s components. Our initial sales have been done at trade shows or by word of mouth with contacts of our officers as well as a few made by telephone call-in orders. Sales have been made on a cash basis. Customers use CBD products for a variety of reasons. They hear about them from friends and read about them on social media and other Internet sites.

We currently sell products at tradeshows and through independent sales representatives. Customers can use credit cards for direct purchases from us. We use Clover and Paypal for direct sales using credit cards. We are working to increase our sales using sales distributors and supplement stores. In the future we will consider doing sales on the Internet. We cannot predict the likelihood of success in using these techniques.

Despite popular beliefs about CBD products, we do not make any statements that are not supported by published scientific research, so we do not use the term “dietary supplement” which describes a broad and diverse category of products that a person can eat or drink to support good health and supplement the diet. The FDA has issued letters to some makers of CBD products about the use of the term “dietary supplement.” Although we are not aware of a Company that distributes products similar to ours receiving any warning letters, we have chosen not to use the term “dietary supplement.”

Competition

The CBD industry is relatively new and growing. Its members include Canna Vest Corp., Cannabis Science, Vape Holding, Hemp Life Today, Cannabiol, Alternate Vape CBD, Tasty Hemp Oil and Cibaderm. Many of these companies have greater resources and market recognition than do we. There is also a possibility of a larger company trying to acquire many of the smaller companies in the industry, especially if regulatory uncertainties become less. We plan on competing using specific products that we believe meet customer demands and sell them at prices that are very reasonable in relation to other products in the marketplace. We cannot predict the likelihood of succeeding in these efforts, however.

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Suppliers

Our vendors have represented to us that their manufacturing facilities follow FDA required guidelines and regulations stated in FDA 21 CFR PART 111 and are NSF GMP certified and registered with the FDA accordingly

Products are all made by independent vendors, with Nutrition Formulators Inc. (which is registered with the FDA) being the principal vendor. We purchase our products on an order by order basis from vendors. We do not have any agreements with any vendor requiring any minimum level of purchases. All ingredients are purchased by the vendors. All products are tested by these vendors to ensure no presence of THC. The vendors package and label the items being delivered to us. We have not experienced nor are we aware of any shortages of supplies available.

Regulation

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The DEA and FDA may change rules or enforcement proceedings at any time. We do not believe that current rules and enforcement have a significant potential impact because CBD does not cause the "high" associated with the THC in marijuana. As the legal landscape and understanding about the differences in medical cannabinoids unfolds, it will be increasingly important to distinguish “marijuana” (with noted varying degrees of psychotropic effects and deficits in executive function) from CBD.

The principal uncertainties are whether regulators will, at any time, attempt to treat CBD products similarly to THC products.

Some states are considering various taxation of marijuana-related products. These considerations seem to range from routine sales taxes to taxes similar to those imposed on tobacco products. It is unclear whether products containing no CBD would fall under these tax plans if and when they are imposed.

IRS section 280E prevents cannabis companies from deducting expenses from their income, except for those considered cost of goods sold. No deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted. If this section is enforced against the Company even though its products contain no THC or other illegal substance, it could create serious operating and cash flow problems in the future.

Federal Government Regulations

Cannabis is currently a Schedule I controlled substance under the CSA and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in Colorado with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this filing, 28 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

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In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA (see “-The Cole Memo”). In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations (see “-FinCEN”).

On January 4, 2018, United States Attorney General Jefferson B. Sessions, III rescinded a number of federal memoranda that provided guidance regarding marijuana and medical marijuana enforcement. Included in the memos that were rescinded is the Cole Memo, which laid out eight marijuana enforcement priorities for federal prosecutors in light of the fact that a number of states had moved to legalize cannabis. Also withdrawn are federal memoranda providing guidance to banks when dealing with customers whose money may be derived from a cannabis business, as well as a federal memoranda regarding enforcement of federal marijuana laws in Indian Country.

In the Controlled Substances Act, Congress has generally prohibited the cultivation, distribution, and possession of marijuana. 21 U.S.C. § 801 et seq. It has established significant penalties for these crimes. 21 U.S.C. § 841 el seq. These activities also may serve as the basis for the prosecution of other crimes, such as those prohibited by the money laundering statutes, the unlicensed money transmitter statute, and the Bank Secrecy Act. 18 U.S.C. §§ 1956-57, 1960; 31 U.S.C. § 5318. These statutes reflect Congress’s determination that marijuana is a dangerous drug and that marijuana activity is a serious crime.

Additional existing and pending legislation provides, or seeks to provide, protection to persons acting in violation of federal law but in compliance with state laws regarding cannabis. The Rohrabacher-Farr Amendment to the Commerce, Justice, Science and Related Agencies Appropriations Bill, which funds the DOJ, prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. The Rohrabacher-Farr Amendment is effective through April 28, 2017, but as an amendment to an appropriations bill, it must be renewed annually. The Compassionate Access Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) has been introduced in the U.S. Senate, which proposes to reclassify cannabis under the CSA to Schedule II, thereby changing the plant from a federally criminalized substance to one that has recognized medical uses. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA.

However, as of the date of this filing, neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 has been enacted, the Rohrabacher-Farr Amendment has been renewed beyond April 28, 2017, and the new administration under President Trump has indicated it will change the previously stated policy of low-priority enforcement of federal laws related to cannabis set forth in the Cole Memo or the FinCEN Guidelines, leaving enforcement independently to states. The Trump administration could change this policy and decide to strongly enforce the federal laws applicable to cannabis. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government. However, as of the date of this filing, we have provided products and services to state-approved cannabis cultivators and dispensary facilities. As a result of our providing ancillary products and services to state-approved cannabis cultivators and dispensary facilities, we could be deemed to be aiding and abetting illegal activities, a violation of federal law.

Absent any future changes in cannabis-related policies under the Trump administration, we intend to remain within the guidelines outlined in the latest federal and state laws, and the FinCEN Guidelines (see “-FinCEN”), where applicable; however, we cannot provide assurance that we are in full compliance with the FinCEN Guidelines or any applicable federal laws or regulations.

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We intend to conduct rigorous due diligence to verify the legality of all activities that we engage in and ensure that our activities do not interfere with any of the Enforcement Priorities set forth in the Cole Memo.

Our business plan includes allowing cannabis dispensaries to advertise on our website which we believe could be deemed to be aiding and abetting illegal activities, a violation of Federal law. However, we cannot provide assurance that we are in full compliance with any laws or regulations.

Our business plan includes allowing cannabis dispensaries to advertise on our website which we believe could be deemed to be aiding and abetting illegal activities, a violation of Federal law. We intend to remain within the guidelines outlined in the Cole Memo. However, we cannot provide assurance that we are in full compliance with the Cole Memo or any other laws or regulations.

Other laws/Regulations

Rohrabacher Farr Amendment

On December 16, 2014, H.R. 83 - Consolidated and Further Continuing Appropriations Act, 2015 was enacted and included a provision known as the “Rohrabacher Farr Amendment” which states:

None of the funds made available in this Act to the Department of Justice may be used, with respect to the States of Alabama, Alaska, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Illinois, Iowa, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, Oregon, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Washington, and Wisconsin, to prevent such States from implementing their own State laws that authorize the use, distribution, possession, or cultivation of medical marijuana.

The Rohrabacher Farr Amendment represents one of the first times in recent history that Congress has taken action indicating support of medical cannabis. The Rohrabacher Farr Amendment was renewed by Congress in 2015 and remains in effect currently.

The Rohrabacher Farr Amendment would appear to protect the right of the states to determine their own laws on medical cannabis use; however, the actual effects of the amendment are still unclear. The Rohrabacher Farr Amendment did not remove the federal ban on medical cannabis and cannabis remains regulated as a Schedule I controlled substance. Further, the United States Department of Justice has interpreted the Rohrabacher Farr Amendment as only preventing federal action that prevents states from creating and implementing cannabis laws - not against the individuals or businesses that actually carry out cannabis laws - and has continued to sporadically commence enforcement actions against individuals or businesses participating in the cannabis industry despite such participation being legal under state law. Whether this interpretation is appropriate is still being litigated, and, while an initial district court decision has not supported the Department of Justice’s interpretation, such decision is currently under appellate review. In addition, no matter what interpretation is adopted by the courts, there is no question that the Rohrabacher Farr Amendment does not protect any party not in full compliance with state medicinal cannabis laws.

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Potential Changes to Federal Laws and Enforcement Priorities

Although the Department of Justice has stated in the Cole Memo that it is not an efficient use of limited resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical cannabis, there is no guarantee that the Department of Justice’s position will not change regarding the low-priority enforcement of federal laws. Further, the United States has a new administration in 2017, which could introduce a less favorable cannabis enforcement policy. There can be no assurances that any future administration would not change the current enforcement policy and decide to strongly enforce the federal laws.

In light of the 2005 U.S. Supreme Court ruling in Gonzales v. Raich, under the commerce clause of the constitution, Congress may pass laws to criminalize the production and use of home-grown cannabis even where states have approved its use for medicinal purposes, which leads to the conclusion that the Controlled Substances Act may preempt state laws relating to any cannabis-related activity. Any such change in the federal enforcement program of current federal laws could cause significant financial damage to our business. While we do not directly harvest, distribute, or distribute cannabis today, we still may be deemed to be violating federal law and may be irreparably harmed by a change in enforcement by the federal or state governments.

State Regulation

There are six states where CBD is completely illegal because all forms of cannabis are illegal in those states: Idaho, South Dakota, West Virginia, Nebraska, Kansas, and Indiana. For those of you who unfortunately live in these states, using CBD will be at your own risk. While this is not legal advice, law enforcement are not targeting people who use CBD for personal use. The only legal action that’s been taken against CBD so far has been with retailers who sell the products.

In all of the 28 states with medical marijuana laws in place, the use of CBD is also protected by those laws. If you live in one of these states, you can use CBD with confidence.

For the remaining states:

CBD is legal under specific conditions (usually specific medical conditions like intractable epilepsy and with a prescription) in the remaining 16 states: Alabama, Delaware, Florida, Georgia, Iowa, Kentucky, Mississippi, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee, Texas, Utah, Virginia, and Wisconsin.

If you live in one of these 16 states, you should check for the most current law on CBD with your local government. ProCon.org offers a great place to start. Find your state and work from there. The National Cannabis Industry Association also provides an excellent chart of the United States which is updated frequently.

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 11529 N. 120th Street, Suite 01, Scottsdale, AZ 85259. For the foreseeable future Ms. Nelson and Mr. Perella will provide offices in their personal residences. Our telephone number is 480-776-0281.

Employees

We have five employees, including our founder and president, Lisa Nelson. Ms. Nelson will devote 50 to 60% of her time to us.  Brianna Nelson, the adult daughter of Lisa Nelson, is our chief marketer.

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We believe that we have been successful in attracting experienced and capable personnel. Our employees have entered into an agreement with us requiring him not to compete or disclose our proprietary information. Our employees are not represented by any labor union. We believe that relations with our employee are excellent.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of June 30, 2019:

As of June 30, 2019, the CBD Life Sciences, Inc. had no full-time employees, who were not an executive officer of the Company, and no part-time employees.

The directors and executive officers of the Company as of December 31, 2018 are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Lisa Nelson	President, CEO, CFO	48	January 8, 2019	50
Vicki Martinez	Director, Public Relations	51	January 8, 2019	0
Mercedes Sturm	Director, Executive Assistant	29	January 8, 2019	35

Lisa Nelson, CEO and President of LBC Bioscience Inc.

Lisa Nelson is a community minded entrepreneur with over 25 years of executive management and ownership experience. Lisa also has operations and national sales experience in a wide range of industries including hospitality, healthcare, marketing, and retail.

Mrs. Nelson graduated from the Mandel Medical School with a Medical Assistant degree in 1987. She also attended Queens Borough Community College as well as Pima Community College for her nursing degree LPN in 1992. Mrs. Nelson’s drive has always been focused on helping people and contributing to the community. Currently Mrs. Nelson is an active member in the American Legions Auxiliary. She has also been associated with the Fountain Hills Chamber of Commerce, the Scottsdale and Fountain Hills PTO’s. Lisa regularly manages and assists with various fundraisers, and donates to charities, schools, the Illumin8 Life Foundation for Breast Cancer awareness.

Mrs. Nelson is very active in the CBD Industry. For the past five years, Lisa has been the President and CEO of LBC Bioscience Inc., a company that is focused on developing and distributing health and wellness products in the Cannabidiol industry.

Vicki MartineOz, Director. Public Relations

Vicki Martinez brings over 25 years of sales and marketing experience. After earning her Bachelor of Science in Marketing, with a Minor in Exercise Science from Arizona State University in 1992, she pursued a sales career in both the pharmaceutical and medical equipment industries. She currently holds the position as the Administrator of Prevenium Preventative Medicine Group, Inc.

Mercedes Sturm, Director, Executive Assistant

Mercedes Sturm attended Ohio State University and she majored in Business & Marketing. Miss Sturm has worked for her family corporation as office manager for a tax planning service. Miss Sturm as organized several trade shows, fundraisers & charities.

Miss Sturm has recently moved from Ohio to Arizona to pursue her passion in the Cannabidiol markets.

Brianna Nelson, Chief Product Developer

Brianna Nelson has great experience in the marketing and social media sector. She has great product knowledge in the CBD/Hemp industry. On a day to day basis, Brianna plays a big role marketing the company`s products through an online presence and social media outlets. She is known as an Instagram Specialist worldwide. She will aid in developing new clients for long term relationships. Brianna is developing a comprehensive plan that targets the CBD sector that will enhance and bring in company revenue.

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Brianna attends Scottsdale Community College & will be graduating with two associate degrees.

Joseph Hawkes, Chief Marketing Officer

Mr. Joseph T. Hawkes, has been the Chief Marketing Officer at LBC Bioscience Inc., Since December 2018. Mr. Hawkes was a personal banker for US Bank based in Fountain Hills, AZ. Mr. Hawkes accepted a position with Quicken Loans as a Loan Officer based in Scottsdale, AZ. Mr. Hawkes career flourished, he served as a sales manager position During his, career, Mr. Hawkes took notice of the billion-dollar industry of the CBD Markets. And is already thriving with new contacts for the company. Mr. Hawkes attended Scottsdale Community College where he focused on marketing and finance.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

______

Employment Agreements

Ms. Nelson has entered an employment agreement with the Company for a term of five years. Pursuant to her employment agreement, she has agreed to devote a substantial portion of her business and professional time and efforts to our business. The employment agreement provides that the employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. She may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company as of December 31, 2018:

	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation
Name and Principal Position
Lisa Nelson, CEO and Director	$0.00			$0.00
Vicki Martinez	0.00			0.00
Mercedes Sturm
Total	$0.00			$0.00

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as disclosed herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

As at June 30, 2019, the Company owed $189,528 (June 30, 2018 - $36,950) to related parties for expenses paid on behalf of and services provided to the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

The Company's stockholders have approved a 2019 Stock Option Plan, as previously adopted by our Board of Directors (the "Plan"). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase shares of our Common Stock. To date, no options have been issued.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

Bonus Plan for Executive Officers

The Company's Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

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Management Stock Bonus Plan

Our Management Stock Bonus Plan provides that the Company shall establish a reserve of shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. No shares have been issued under the plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of five years. Pursuant to this employment agreement, they have agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

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The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of CBD Life Sciences, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of CBD Life Sciences, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of CBD Life Sciences, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of CBD Life Sciences, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 31, 2018 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 83,455,000 shares of common stock deemed to be outstanding as of August 2, 2019.

The following table gives information on ownership of our securities as of June 30, 2019. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

	Common Stock
Name	Shares Held	Percentage of Shares Outstanding	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold
Lisa Nelson 11529 N 120th St Scottsdale, AZ 85259	44,005,000	52.80%	24.00%

Total	44,005,000	52.80%	24.00%

SERIES A NON-CONVERTIBLE PREFERRED SHARES

Holder	Shares Held	Percentage of Class Held
Lisa Nelson 11529 N 12th Street Scottsdale, AZ 85259	5,000,000	31.1%
George M. Rutherford 238 Lakeview Circle Montgomery, TX 77356	11,081,530	68.9%

Total	16,081,530	100%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

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DESCRIPTION OF SECURITIES

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The Common Stock

We are authorized to issue five hundred million (500,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and one hundred million (100,000,000) shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock").

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all mattes submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than fifty-one percent (51%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

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Series A Non-Convertible Preferred Stock

We have designated sixteen million, eighty-one thousand, five hundred thirty (16,081,530) shares of Preferred Stock the Series A Non-Convertible Preferred Stock with a par and stated value of $0.001 per share.

The holders of the Series A Non-Convertible Preferred Stock are not be entitled to receive any dividends.

In the event of any voluntary or invo1untary liquidation. dissolution, or winding up of the Corporation. the holders of shares of the Series A Non Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders. whether from capital. surplus or earnings. an amount equal to one dollar ($1.00) per share.

Except as otherwise required by law or by the Articles of Incorporation and except as set forth in Section 6(b) below. the outstanding shares of Series A Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series A Non•Convertible Preferred Stock outstanding and as long as at least one of such shares of Series A Non-Convertible Preferred Stock is outstanding shall represent eighty percent (80%) of all votes entitled to be voted at any annual or' special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Non-Convertible Preferred Stock shalt represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Non-Convertible Preferred Stock.

The Corporation will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation. merger, dissolution. issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms lo be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Articles of Incorporation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A Non Convertible Preferred Stock against impairment.

The Series A Non-Convertible Preferred Stock shall, with respect to distribution rights on liquidation, winding up and dissolution, (i) rank senior to any of the shares of Common Stock of the Corporation. and any other class or series of stock of the Corporation which by its terns shall rank junior to the Series A Non-Convertible Preferred Stock, and (ii) rank junior to any other series or class of preferred stock of the Corporation and any other class or series of stock of the Corporation which by its term shall rank senior to the Series A Non-Convertible Preferred Stock.

So long as any shares of Series A Non-Convertible Preferred Stock are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges or rights of the Series A Non-Convertible Preferred Stock. or(ii) amend the provisions of this Section 6; in each case, without first obtaining the approval by vote or written consent. in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series A Non-Convertible Preferred Stock, as to changes affecting the Series A Non-Convertible Preferred Stock.

The shares of the Series A Non-Convertible Preferred Stock are not redeemable.

So long as any shares of Series A Non..Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by the Nevada Business Corporation Act) of the Holders of at least a majority of the then outstanding shares of Series A Non-Convertible Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series A Non-Convertible Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A Non-Convertible Preferred Stock; (c) create any new class or series of capital stock having a preference over the Series A Non-Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, '"Senior Securities; (d) create any new class, or series of capital stock ranking pari passu with the Series A Non-Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined ''Pari Passu Securities"); (e) increase the authorized number of shares of Series A Non-Convertible Preferred Stock; (f) issue any shares of Series A Non-Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement with the original parties thereto; (g) issue any additional shares of Senior Securities; or (h) or declare or pay any cash dividend or distribution on. any Junior Securities.

41

If holders of at least a majority of the then outstanding shares of Series A Non-Convertible Preferred Stock agree to allow the Corporation to alter or change die rights. preferences or privileges of the shares of Series A Non-Convertible Preferred Stock pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the Holders of the Series A Non-Convertible Preferred Stock that did not agree to such alteration or change (the “Dissenting Shareholders").

If at any time or from time to time there shall be (i) a merger, or consolidation of the Corporation with or into another corporation. (ii) the sale of all or substantially all of the Corporation's capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Corporation shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Corporation in which in excess of 50 percent of the Corporation's voting power is transferred (each a "Reorganization" then as a part of such Reorganization, provision shall be made so that the holders of the Series A Non-Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization.

The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization. recapitalization. transfer of assets. consolidation. merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation. but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Non-Convertible Preferred Stock against impairment.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

CBD Life Sciences, Inc. (“CBD Life Sciences, Inc.,” “We,” or the “Company”) is offering up to $2,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Signature Stock Transfer Inc. 14673 Midway Road, Suite #220, Addison, Texas USA 75001 Phone: 972-612-4120.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

42

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

43

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Financial Statements

Nine Months Ended September 30, 2019 and September 30, 2018

(Expressed in US Dollars)

F-1

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Balance Sheet

September 30, 2019 and September 30, 2018

(Expressed in US Dollars)

	September 30, 2019 $	September 30, 2018 $
ASSETS
Current Assets
Cash	26,354	395
Accounts receivable (net)	–	378,000
Inventory	122,493	–
Total Current Assets	148,847	378,395
Non-Current Assets
Computer equipment (Note 2)		716
Goodwill (Note 2)	1,336,015
Technology platform (Note 2)		68,750
Investment in associate (Note 3)		2,500,000
Total Non-Current Assets	1,336,015	2,569,466
Total Assets	1,484,862	2,947,861
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable & accrued liabilities	101,206	35,720
Accrued interest on longer term debt	15,264
Due to stockholders		9,498
Management fees payable		60,000
Total Current Liabilities	116,470	105,218
Long Term Liabilities
Due to related parties (Note 4)	266,932	35,161
Convertible promissory notes (Note 5)	57,640
Convertible debentures (Note 6)	123,538	92,639
Total Long Term Liabilities	448,110	127,800
Total Liabilities	564,580	233,018
Stockholders' Equity
Common stock (Note 7)	9,715,355	8,576,098
Preferred stock (Note 8)	16,082	16,082
Additional paid-in capital	2,730,524	1,775,545
Discount on issuance of common stock	(5,977,800)	(5,484,717)
Accumulated deficit	(5,563,879)	(2,168,165)
Total Stockholders' Equity	920,282	2,714,843
Total Liabilities and Stockholders' Equity	1,484,862	2,947,861

(The accompanying notes are an integral part of these financial statements)

F-2

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Statement of Operations and Income (Loss)

Nine Months Ended September 30, 2019 and September 30, 2018

(Expressed in US Dollars)

	Nine Months Ended Sept 30, 2019	Nine Months Ended Sept 30, 2018
Revenue
Consulting & monitoring services	–	528.000
Product sales	63,729	–
Total Revenue	63,729	528,000
Cost of Goods Sold	34,004	–
Gross Profit	29,725	528,000

Operating Expenses
Advertising and marketing	101,260	54,000
Amortization and depreciation	–	56,433
Bank charges	848	–
Consulting fees	2,000	146,875
Insurance	316	–
Interest on long term debt	22,415	12,580
Internet and webhosting	7,806	4,006
Investor relations	129,287	116,875
Legal & accounting	75,450	8,275
Management fees	119,058	123,125
Meals & entertainment	975	1,316
News dissemination	3,146	12,185
Office expense & supplies	5,198	–
Postage and courier	215	5
Rent and utilities	4,928	13,480
Subscriptions & dues	6,073	7,198
Telephone and cellular	1,202	2,061
Transfer agent	3,795	5,655
Travel	–	1,077
Wages & benefits	4,236	–
Total Operating Expenses	488,208	565,146
Net Operating Income (Loss)	(458,483)	(37,146)
Other Expenses (Income)
Loss on write down of accounts receivable	189,000	150,000
Loss (gain) on write down of liabilities		(22,995)
Other loss (gain)	(8,609)
Total Other Expenses (Income)	180,391	127,005
Net Income (Loss) Before Taxes	(638,874)	(164,151)
Income Tax Expense	–	–
Net Income (Loss) After Tax	–	(164,151)
Net Income (Loss) Per Common Share	(0.0059)	(0.0029)

Weighted Average Shares Common Shares Outstanding	108,355,000	55,836,435

(The accompanying notes are an integral part of these financial statements)

F-3

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Statements of Stockholders' Equity

December 31, 2003 (Date of Inception) to September 30, 2019

(Expressed in US Dollars)

	Preferred Stock $	Common Stock $	Addition Paid Up Capital $	Discount On Issuance $	Accumulated Deficit $	Total $
Balance, December 31, 2003 (Date of Inception)	–	–	–	–	–	–
Issuance of common stock for cash	–	38	1,666	–	–	1,704
Common stock issued for acquisition		50	249,950	–	–	250,000
Forward split 500 for 1	–	43,912	(43,912)	–	–	–
Net loss for the period	–	–	–	–	(166,947)	(166,947)
Balance, December 31, 2006	–	44,000	207,704		(166,947)	84,757
Common stock issued for debt	–	6,000	144,000	–	–	150,000
Net loss for the period	–	–	–	–	(135,205)	(135,205)
Balance December 31, 2007	–	50,000	351,704	–	(302,152)	99,552
Common stock issued for debt		276,541	21,930	–	–	298,471
Net loss for the period	–	–	–	–	(114,275)	(114,275)
Balance December 31, 2008	–	326,541	373,634	–	(416,427)	283,748
Net loss for the period	–	–	–	–	(47,622)	(47,622)
Balance, December 31, 2009		326,541	373,634	–	(464,049)	236,126
Common stock issued for debt		408,444		–	–	408,444
Net loss for the year	–	–	–	–	(115,047)	(115,047)
Balance, December 31, 2010		734,985	373,634	–	(579,096)	529,523
Net loss for the year	–	–	–	–	(52,743)	(52,743)
Balance, December 31, 2011	–	734,985	373,634	–	(631,839)	476,780
Common stock issued	–	82,850	–	–	–	82,850
Net loss for the year	–	–	–	–	(156,334)	(156,334)
Balance, December 31, 2012	–	817,835	373,634	–	(788,173)	403,296
Preferred stock issued upon merger	42,942	–	28,878	–	(148,134)	(76,314)
Common stock issued for debt	–	122,529	–	–		122,529
Preferred stock converted to common	(42,296)	1,057,388	(28,878)	–	(986,214)	–
Net loss for the period	–	–	–	–	(367,135)	(367,135)
Balance, December 31, 2013	646	1,997,752	373,634	–	(2,289,656)	82,376
Common stock issued for debt	–	87,628	673,489	–		761,117
Common stock retired	–	(4,592)	(72,128)	–	–	(76,720)
Preferred stock converted to common	(646)	65	581	–	–	–
Net loss for the period	–		–	–	(780,139)	(780,139)
Balance, December 31, 2014	–	2,080,852	975,576	–	(3,069,795)	(13,367)
Common stock issued for debt	–	88,180	190,192	–	–	278,372
Preferred stock issued for debt	16,082	–	–	–	–	16,082
Net loss for the period	–	–		–	(94,394)	(94,394)
Balance, December 31, 2015	16,082	2,169,032	1,165,768	–	(3,164,189)	186,693
Common stock issued for debt	–	9,737	14,606	–	–	24,343
Net loss for the period	–	–	–	–	(82,869)	(82,869)
Balance, December 31, 2016	16,082	2,178,769	1,180,374	–	(3,247,058)	128,167
Common stock issued for services and debt	–	5,904,582	156,617	(5,057,217)	–	1,003,982
Net income for the period	–	–	–	–	1,243,044	1,243,044
Balance, December 31, 2017	16,082	8,083,351	1,336,991	(5,057,217)	(2,004,014)	2,375,193
Common stock issued for services	–	10,500	214,500	–	–	225,000
Common stock issued for debt	–	585,308	251,109	(488,772)	–	347,645
Net loss for the period	–	–	–	–	(2,923,139)	(2,923,139)
Balance, December 31, 2018	16,082	8,679,159	1,802,600	(5,545,989)	(4,927,153)	24,699
Common stock issued for acquisition	–	527,957	911,924	–	–	1,439,881
Common stock issued for services	–	56,000	16,000	–	–	72,000
Common stock issued for debt	–	452,239	–	(431,811)	–	20,428
Net loss for the period	–	–	–	–	(636,726)	(636,726)
Balance, September 30, 2019	16,082	9,715,355	2,730,524	(5,977,800)	(5,563,879)	920,282

(The accompanying notes are an integral part of these financial statements)

F-4

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Statement of Cash Flow

Nine Months Ended September 30, 2019 and September 30, 2018

(Expressed in US Dollars)

	Nine Months Ended Sept 30, 2019 $	Nine Months Ended Sept 30, 2018 $
Operating Activities
Net (loss) from continuing operations	(638,874)	(164,151)
Changes in operating assets and liabilities:
Accounts receivable	189,000	(378,000)
Prepaid expenses	–	6,875
Inventory	(122,493)	–
Accounts payable & accrued liabilities	38,311	24,240
Accrued interest	15,264	–
Management fees payable	–	(7,500)
Changes in non-cash working capital items
Amortization and depreciation	–	56,433
Net Cash Used in Operating Activities	(518,792)	(462,103)
Investing Activities
Goodwill	(1,336,015)	–
Net Cash Used in Investing Activities	(1,336,015)	–
Financing Activities
Due to stockholder	(2,500)	2,103
Due to related parties	265,455	18,784
Convertible promissory notes	51,281	(6,359)
Convertible debentures	32,223	(55,831)
Net Proceeds from issuance of common stock	1,534,457	503,801
Net Cash Generated by Financing Activities	1,880,916	462,498
Increase (Decrease) in Cash	26,109	395
Cash - Beginning of Period	245	–
Cash - End of Period	26,354	395

(The accompanying notes are an integral part of these financial statements)

F-5

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Notes to the Consolidated Financial Statements

September 30, 2019

(Expressed in US Dollars)

1.	Nature of Operations and Continuance of Business

CBD Life Sciences Inc. "the Company" was incorporated in the State of Nevada on December 31, 2003 under the name of Platinum Consulting Services and was in the business of providing business consulting services until 2006 when on May 15, 2006 it signed a Share Purchase agreement to acquire an undivided 100% right, title and interest in and to all the outstanding shares of AutoBidLive Auctions Inc. AutoBidLive Auctions Inc. was a private company incorporated in the Province of Alberta, Canada whose main asset was a proprietary software to enable real time, online auctions of virtually any product or commodity for use by the wholesale market. This included cars, boats, planes, coins, stamps, industrial products, diamonds, artwork, and livestock. As a result of the closing of the Share Purchase Agreement the Company changed its name from Platinum Consulting Services to Autobidlive Auctions International Inc. The Company subsequently changed its name again on December 26, 2006 from Autobidlive Auctions International Inc. to Auctions International Inc. although there was no change in business.

Between 2006 and 2012 the Company continued to develop and market its online auctions software and on November 20, 2012 it entered into an agreement with Rangemore Productions to produce a live interactive auction television series utilizing the AutoBidLive software. This lead to a merger with Rangemore Productions, a company that leased film studio space to independent film productions presented itself. Although this was a deviation from the original business plan, the management felt that it was an exciting opportunity and decided to pursue it. On December 31, 2012, the Company entered into a Merger Agreement and on March 31, 2013, the merger closed whereby the Company issued 42,942,000 preferred shares for all the assets and liabilities of Rangemore Productions Corp.

Prior to the closing of the Merger Agreement on March 26, 2013, the Company changed its corporate name from Auctions International Inc. to Rangemore Film Productions Corp. to reflect the closing of the Merger Agreement between the Company and Rangemore Productions Corp. and the resulting change in business. On December 19, 2013 the Company again changed its corporate name to Cre8tive Works, Inc. as there was confusion with another company using the name Rangemore but did not change it business plan or operations.

From March 2013 to August 2017 Cre8tive Works was in the business of financing media productions. The term "media productions" included but is not limited to: feature films, documentaries, animation, television series, movies-of-the-week, television specials, webisodes and soundtracks. The business was not successful and in August of 2017 the management was presented with the opportunity to acquire a technology platform developed to analyse and monitor IT networks for cyber security vulnerabilities and breaches. As a result of the new business the Company changed its name to Optium Cyber Systems, Inc. (OCSI). OCSI developed a proprietary process to analyze, identify and address cyber security vulnerabilities in an organization's critical IT infrastructure which is scalable to any size organization in any industry.

On January 1, 2019 the Company acquired LBC Lifesciences Inc. through a share exchange to capitalize on the growing cannabidiol sector. LBC Bioscience Inc. is developing and marketing a line of cannabidiol based organic products such as hemp drops, massage oils, recovery pain relief creams, anxiety and sleep solutions, supplements, edibles, and a full line of pet products. In addition, LBC is in the process of developing an anti-aging skin product line. LBC's products can be viewed and purchased on the company's website at www.lbcbioscienceinc.com. As a result of the acquisition, the Company changed its name to CBD Life Sciences Inc. CBD Life Sciences Inc. is a publicly traded company having its common shares quoted on the OTC Markets under the symbol `CBDL'. The Company's main focus is to identify, evaluate and acquire undervalued opportunities with the objective of increasing shareholder value. The acquisition of LBC Bioscience Inc. is the first in the CBD space and the company is actively searching for additional opportunities within this emerging sector.

F-6

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.

As at June 30, 2019, the Company has accumulated consolidated losses totaling $5,956,650 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

2.	Summary of Significant Accounting Principles

Basis of Presentation and Principles of Consolidation

These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars, unless otherwise noted. The Company's fiscal year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, recoverability of goodwill and intangible assets, fair value of convertible debt, stock- based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity dates of three months or less at the time of issuance to be cash equivalents.

Computer Equipment

Computer equipment is recorded at cost and amortized on a declining balance basis at a rate of 30% per annum.

Software

Software is recorded at cost and amortized over the useful life of the software as a revenue generating asset.

F-7

Intangible Assets

Intangible assets acquired are initially recognized and measured at cost and are not being amortized. Impairment tests are conducted annually or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized in income for the excess, if any. The amortization methods and estimated useful lives of intangible assets are reviewed annually.

Impairment of Long-Lived Assets

In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Earnings Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the statements of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation — Stock Based Compensation and ASC 505-50 - Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar and foreign currency transactions are primarily undertaken in Canadian dollars. Monetary balance sheet items expressed in foreign currencies are translated into US dollars at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-8

The Company files federal income tax returns in the United States. The Company may be subject to a reassessment of federal taxes by tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. In certain circumstances, the federal statute of limitations can reach beyond the standard three year period. The statute of limitations in the United States for income tax assessment varies from state to state. Tax authorities have not audited any of the Company's income tax returns. The Company recognizes interest and penalties related to uncertain tax positions in tax expense. During the six months ended June 30, 2019, there were no charges for interest or penalties.

Financial Instruments and Fair Value Measures

ASC 820, Fair Value Measurements, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level I

Level I applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist primarily of cash, accounts payable, accrued interest payable, amounts due to related parties, and notes payable. Pursuant to ASC 820, the fair value of our cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In January 2009, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2009. The adoption of this standard did not have a significant impact on the Company's financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

Reclassification

Certain items have been reclassified to conform to the current year presentation standards.

F-9

3.	Investment in Associate

On October 20, 2017, the Company entered into a License Agreement with Global Security Agency Inc. ("Global"), a company with common offers and directors, whereby Global has been granted a non-exclusive, worldwide license to develop and market the Company's security platform to the shipping and transportation industry. As consideration for this license, Global issued the Company 10,000,000 common shares at a current market price of $0.25 per share. As at September 30, 2019 the Company deemed the investment to be valued at $Nil.

4.	Due to Related Parties

As at September 30, 2019, the Company owed $266,932 (September 30, 2018 - $35,161) to related parties for expenses paid on behalf of and services provided to the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

5.	Convertible Promissory Notes

On November 15, 2018, the Company issued a convertible promissory note to a non-related party for expenses paid and interest charged on behalf of the Company in the amount of $11,673. Under the terms of the note, the amount owing is unsecured, bears interest at 10% per annum, and is due on November 15, 2019. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 20 trading days prior to notice of conversion. During the period, $7,908 of the convertible promissory note was settled through the issuance of common stock. The balance outstanding as at September 30, 2019 is $3,715.

On December 10, 2018, the Company issued a convertible promissory note to a non-related party for cash in the amount of $10,000. Under the terms of the note, the amount owing is unsecured, bears interest at 10% per annum, and is due on December 16, 2019. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 20 trading days prior to notice of conversion. The balance outstanding as at September 30, 2019 is $10,000.

On March 11, 2019, the Company issued a convertible promissory note to a non-related party for expenses paid during the period July 1, 2013 to September 30, 2013 and interest in the combined amount of $11,413. Under the terms of the note, the amount owing is unsecured, bears interest at 10% per annum, and is due on Mar 11, 2020. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. During the period ended June 30, 2019, $69 of the convertible promissory note was settled through the issuance of common stock. The balance outstanding as at September 30, 2019 is $11,345.

On August 1, 2019, the Company issued a convertible promissory note to a non-related party in amount of $34,379. Under the terms of the note, the amount owing is unsecured, bears interest at 10% per annum, and is due on August 1, 2020. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price of $0.0001. During the period ended September 30, 2019, $1,800 of the convertible promissory note was settled through the issuance of common stock. The balance outstanding as at September 30, 2019 is $32,580.

6.	Convertible Debentures

On June 18, 2018, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $29,948. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on June 30, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into common shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at September 30, 2019 is $29,948.

On October 1, 2018, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $5,521. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on October 1, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into common shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at September 30, 2019 is $5,521.

F-10

On October 1, 2018, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $39,284. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on October 1, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at September 30, 2019 is $39,284.

On January 1, 2019, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $15,761. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on January 1, 2020. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into common shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at September 30, 2019 is $15,761.

On January 1, 2019, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $33,024. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on January 1, 2020. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into common shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at September 30, 2019 is $33,024.

7.	Common Stock

As at September 30, 2019, the Company had an authorized common share capital set at 500,000,000 carrying a par value of $0.001 with 108,355,000 common shares issued and outstanding.

8.	Preferred Stock

As at September 30, 2019, the Company had an authorized preferred share capital set at 16,081,530 carrying a par value of $0.001 with 16,081,530 issued and outstanding.

9.	Share Purchase Warrants

As at September 30, 2019, there were no outstanding share purchase warrants.

10.	Stock Options

As at September 30, 2019, 2019 there were no outstanding options to purchase shares of common stock.

11.	Income Taxes

The Company has incurred losses amounting to $5,563,879 that can be carried forward to offset taxable income in future years and, if unutilized, will expire through to 2039.

F-11

CBD Life Sciences, Inc.

FINANCIAL STATEMENTS

For the years ending June 30, 2019 and 2018

(Reviewed)

F-12

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Financial Statements

Six Months Ended June 30, 2019 and June 30, 2018 (Expressed in US Dollars)

F-13

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Notice to Reader

NOTICE TO READER

I, Lisa Nelson, President of CBD Life Sciences Inc., hereby certify that the consolidated financial statements filed here within and the attached notes thereto fairly represent, in all material respects, the financial position, results of operations and cash flow as at and for the six month period ended June 30, 2019, in conformity with accounting principles accepted in the United States, consistently applied.

Scottsdale, Arizona	By:
July 25, 2019	President & CEO

F-14

CBD LIFE SCIENCES INC.
(FORMERLY OPTIUM CYBER SYSTEMS, INC.)
Consolidated Balance Sheet
June 30, 2019 and June 30, 2018
(Expressed in US Dollars)	June 30,	June 30,
	2019	2018
ASSETS
Current Assets
Cash	$22,492	$455
Accounts receivable (net)	–	189,000
Inventory	125,485	–
Total Current Assets	147,977	189,455
Non-Current Assets
Computer equipment (Note 2)	–	772
Goodwill (Note 2)	1,336,015	–
Technology platform (Note 2)	–	87,500
Investment in associate (Note 3)	–	2,500,000
Total Non-Current Assets	1,336,015	2,588,727
TOTAL ASSETS	$1,483,992	$2,777,727
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable & accrued liabilities	$75,185	$35,397
Accrued interest on longer term debt	17,010	11,168
Due to stockholders	–	3,977
Management fees payable	–	45,000
Total Current Liabilities	92,195	95,542
Long Term Liabilities
Due to related parties (Note 4)	189,528	36,950
Convertible promissory notes (Note 5)	25,110	–
Convertible debentures (Note 6)	151,038	149,872
Total Long Term Liabilities	365,676	186,822
Total Liabilities	457,871	282,364
Stockholders’ Equity
Common stock (Note 7)	9,692,355	8,567,999
Preferred stock (Note 8)	16,082	16,082
Additional paid-in capital	2,730,524	1,656,411
Discount on issuance of common stock	(5,956,650)	(5,484,717)
Accumulated deficit	(5,456,190)	(2,260,412)
Total Stockholders Equity	1,026,121	2,495,363
Total Liabilities and Stockholders’ Equity	$1,483,992	$2,777,727

(The accompanying notes are an integral part of these financial statements)

F-15

CBD LIFE SCIENCES INC.
(FORMERLY OPTIUM CYBER SYSTEMS, INC.)
Consolidated Statement of Operations and Income (Loss)
Six Months Ended June 30, 2019 and June 30, 2018
(Expressed in US Dollars)	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2019	2018
Revenue
Consulting & monitoring services	$–	$339,000
Product sales	52,073
Total Revenue	52,073	339,000
Cost of Goods Sold	26,659	–
Gross Profit	25,414	339,000

Operating Expenses
Advertising and marketing	86,229	54,000
Amortization and depreciation	–	37,627
Automobile	–	313
Bank charges	543	30:
Consulting fees	2,000	91,875
Insurance	210	–
Interest on long term debt	17,281	11,360
Internet and webhosting	7,806	3,055
Investor relations	99,284	116,875
Legal & accounting	52,950	7,525
Management fees	81,942	93,125
Meals & entertainment	5,228	1,043
News dissemination	3,146	8,820
Office expense & supplies	4,168	–
Postage and courier	215	–
Rent and utilities	3,893	9,681
Subscriptions & dues	3,073	3,291
Telephone and cellular	128	1,325
Transfer agent	1,645	5,075
Travel	–	378
Wages & benefits	4,236	–
Total Operating Expenses	373,977	445,398
Net Operating Income (Loss)	(348,563)	(106,398)
Other Expenses (Income)
Loss on write down of accounts receivable	189,000	150,000
Loss (gain) on write down of liabilities	(7,897)	–
Other loss (gain)	(6292)	–
Total Other Expenses (Income)	180,474	150,000
Net Income (Loss) Before Taxes	$(529,037)	$(256,398)
Income Tax Expense	–	–
Net Income (Loss) After Tax	$(529,037)	$(256,398)
Net Income (Loss) Per Common Share	$(0.0062)	$(0.0054)
Weighted Average Shares Common Shares Outstanding	85,355,000	47,737,635

(The accompanying notes are an integral part of these financial statements)

F-16

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Statements of Stockholders’ Equity

December 31, 2003 (Date of Inception) to June 30, 2019

(Expressed in US Dollars)

	Preferred	Common	Addition Paid Up	Discount On	Accumulated
	Stock	Stock	Capital	Issuance	Deficit	Total
Balance, December 31, 2003 (Date of Inception)	–	–	$–	$–	$–	$–
Issuance of common stock for cash	–	38	1,666	–	–	1,704
Common stock issued for acquisition	–	50	249,950	–	–	250,000
Forward split 500 for 1	–	43,912	(43,912)	–	–	–
Net loss for the period	–	–	–	–	(166,947)	(166,947)
Balance, December 31, 2006	–	44,000	207,704	–	(166,947)	84,757
Common stock issued for debt	–	6,000	144,000	–	–	150,000
Net loss for the period	–	–	–	–	(135,205)	(135,205)
Balance December 31, 2007	–	50,000	351,704	–	(302,152)	99,552
Common stock issued for debt	–	276,541	21,930	–	–	298,471
Net loss for the period	–	–	–	–	(114,275)	(114,275)
Balance December 31, 2008	–	326,541	373,634	–	(416,427)	283,748
Net loss for the period	–	–	–	–	(47,622)	(47,622)
Balance, December 31, 2009	–	326,541	373,634	–	(464,049)	236,126
Common stock issued for debt	–	408,444	–	–	–	408,444
Net loss for the year	–	–	–	–	(115,047)	(115,047)
Balance, December 31, 2010	–	734,985	373,634	–	(579,096)	529,523
Net loss for the year	–	–	–	–	(52,743)	(52,743)
Balance, December 31, 2011	–	734,985	373,634	–	(631,839)	476,780
Common stock issued	–	82,850	–	–	–	82,850
Net loss for the year	–	–	–	–	(156,334)	(156,334)
Balance, December 31, 2012	–	817,835	373,634	–	(788,173)	403,296
Preferred stock issued upon merger	42,942	–	28,878	–	(148,134)	(76,314)
Common stock issued for debt	–	122,529	–	–	–	122,529
Preferred stock converted to common	(42,296)	1,057,388	(28,878)	–	(986,214)	–
Net loss for the period	–	–	–	–	(367,135)	(367,135)
Balance, December 31, 2013	646	1,997,752	373,634	–	(2,289,656)	82,376
Common stock issued for debt	–	87,628	673,489	–	–	761,117
Common stock retired	–	(4,592)	(72,128)	–	–	(76,720)
Preferred stock converted to common	(646)	65	581	–	–	–
Net loss for the period	–	–	–	–	(780,139)	(780,139)
Balance, December 31, 2014	–	2,080,852	975,576	–	(3,069,795)	(13,367)
Common stock issued for debt	–	88,180	190,192	–	–	278,372
Preferred stock issued for debt	16,082	–	–	–	–	16,082
Net loss for the period	–	–	–	–	(94,394)	(94,394)
Balance, December 31, 2015	16,082	2,169,032	1,165,768	–	(3,164,189)	186,693
Common stock issued for debt	–	9,737	14,606	–	–	24,343
Net loss for the period	–	–	–	–	(82,869)	(82,869)
Balance, December 31, 2016	16,082	2,178,769	1,180,374	–	(3,247,058)	128,167
Common stock issued for services and debt	–	5,904,582	156,617	(5,057,217)	–	1,003,982
Net income for the period	–	–	–	–	1,243,044	1,243,044
Balance, December 31, 2017	16,082	8,083,351	1,336,991	(5,057,217)	(2,004,014)	2,375,193
Common stock issued for services	–	10,500	214,500	–	–	225,000
Common stock issued for debt	–	585,308	251,109	(488,772)	–	347,645
Net loss for the period	–	–	–	–	(2,923,139)	(2,923,139)
Balance, December 31, 2018	16,082	8,679,159	1,802,600	(5,545,989)	(4,927,153)	24,699
Common stock issued for acquisition	–	527,957	911,924	–	–	1,439,881
Common stock issued for services	–	56,000	16,000	–	–	72,000
Common stock issued for debt	–	429,239	–	(410,661)	–	18,578
Net loss for the period	–	–	–	–	(529,037)	(529,0347)
Balance, June 30, 2019	16,082	9,692,355	$2,730,524	$(5,956,650)	$(5,456,190)	$1,026,121

(The accompanying notes are an integral part of these financial statements)

F-17

CBD LIFE SCIENCES INC.
(FORMERLY OPTIUM CYBER SYSTEMS, INC.)
Consolidated Statement of Cash Flow
Three Months Ended June 30, 2019 and June 30, 2018
(Expressed in US Dollars)	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2019	2018
Operating Activities
Net (loss) from continuing operations	$(529,037)	$(256,398)
Changes in operating assets and liabilities:	–	–
Accounts receivable	189,000	(189,000)
Prepaid expenses	–	6,875
Inventory	(125,485)	–
Accounts payable	12,290	35,085
Accrued interest	17,010	–
Management fees payable	–	(22,500)
Changes in non-cash working capital items
Amortization and depreciation	–	37,627
Net Cash Used in Operating Activities	(436,222)	(388,3112

Investing Activities
Goodwill	(1,336,015)	–
Net Cash Used in Investing Activities	(1,336,015)	–

Financing Activities
Due to stockholder	(2,500)	(3,418)
Due to related parties	188,051	20,573
Convertible promissory notes	18,751	(6,359)
Convertible debentures	59,723	1,402
Net Proceeds from issuance of common stock	1,530,459	376,568
Net Cash Generated byFinancing Activities	1,794,484	388,766
Increase (Decrease) in Cash	22,247	455
Cash - Beginning of Period	245	–
Cash - End of Period	$22,492	$455

(The accompanying notes are an integral part of these financial statements)

F-18

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Notes to the Consolidated Financial Statements June 30, 2019

(Expressed in US Dollars)

1.	Nature of Operations and Continuance of Business

CBD Life Sciences Inc. “the Company” was incorporated in the State of Nevada on December 31, 2003 under the name of Platinum Consulting Services and was in the business of providing business consulting services until 2006 when on May 15, 2006 it signed a Share Purchase agreement to acquire an undivided 100% right, title and interest in and to all the outstanding shares of AutoBidLive Auctions Inc. AutoBidLive Auctions Inc. was a private company incorporated in the Province of Alberta, Canada whose main asset was a proprietary software to enable real time, online auctions of virtually any product or commodity for use by the wholesale market. This included cars, boats, planes, coins, stamps, industrial products, diamonds, artwork, and livestock. As a result of the closing of the Share Purchase Agreement the Company changed its name from Platinum Consulting Services to Autobidlive Auctions International Inc. The Company subsequently changed its name again on December 26, 2006 from Autobidlive Auctions International Inc. to Auctions International Inc. although there was no change in business.

Between 2006 and 2012 the Company continued to develop and market its online auctions software and on November 20, 2012 it entered into an agreement with Rangemore Productions to produce a live interactive auction television series utilizing the AutoBidLive software. This lead to a merger with Rangemore Productions, a company that leased film studio space to independent film productions presented itself. Although this was a deviation from the original business plan, the management felt that it was an exciting opportunity and decided to pursue it. On December 31, 2012, the Company entered into a Merger Agreement and on March 31, 2013, the merger closed whereby the Company issued 42,942,000 preferred shares for all the assets and liabilities of Rangemore Productions Corp.

Prior to the closing of the Merger Agreement on March 26, 2013, the Company changed its corporate name from Auctions International Inc. to Rangemore Film Productions Corp. to reflect the closing of the Merger Agreement between the Company and Rangemore Productions Corp. and the resulting change in business. On December 19, 2013 the Company again changed its corporate name to Cre8tive Works, Inc. as there was confusion with another company using the name Rangemore but did not change it business plan or operations.

From March 2013 to August 2017 Cre8tive Works was in the business of financing media productions. The term “media productions” included but is not limited to: feature films, documentaries, animation, television series, movies-of-the-week, television specials, webisodes and soundtracks. The business was not successful and in August of 2017 the management was presented with the opportunity to acquire a technology platform developed to analyse and monitor IT networks for cyber security vulnerabilities and breaches. As a result of the new business the Company changed its name to Optium Cyber Systems, Inc. (OCSI). OCSI developed a proprietary process to analyze, identify and address cyber security vulnerabilities in an organization’s critical IT infrastructure which is scalable to any size organization in any industry.

On January 1, 2019 the Company acquired LBC Lifesciences Inc. through a share exchange to capitalize on the growing cannabidiol sector. LBC Bioscience Inc. is developing and marketing a line of cannabidiol based organic products such as hemp drops, massage oils, recovery pain relief creams, anxiety and sleep solutions, supplements, edibles, and a full line of pet products. In addition, LBC is in the process of developing an anti-aging skin product line. LBC’s products can be viewed and purchased on the company’s website at www.lbcbioscienceinc.com. As a result of the acquisition, the Company changed its name to CBD Life Sciences Inc. CBD Life Sciences Inc. is a publicly traded company having its common shares quoted on the OTC Markets under the symbol ‘CBDL’. The Company’s main focus is to identify, evaluate and acquire undervalued opportunities with the objective of increasing shareholder value. The acquisition of LBC Bioscience Inc. is the first in the CBD space and the company is actively searching for additional opportunities within this emerging sector.

F-19

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.
As at June 30, 2019, the Company has accumulated consolidated losses totaling $5,956,650 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

2.	Summary of Significant Accounting Principles

Basis of Presentation and Principles of Consolidation
These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars, unless otherwise noted. The Company’s fiscal year end is December 31.

Use of Estimates
The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, recoverability of goodwill and intangible assets, fair value of convertible debt, stock- based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity dates of three months or less at the time of issuance to be cash equivalents.

Computer Equipment
Computer equipment is recorded at cost and amortized on a declining balance basis at a rate of 30% per annum.

Software
Software is recorded at cost and amortized over the useful life of the software as a revenue generating asset.

F-20

Intangible Assets
Intangible assets acquired are initially recognized and measured at cost and are not being amortized. Impairment tests are conducted annually or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized in income for the excess, if any. The amortization methods and estimated useful lives of intangible assets are reviewed annually.

Impairment of Long-Lived Assets
In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.
Earnings Per Share
The Company computes net loss per share in accordance with ASC 260, Earnings per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the statements of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Stock-based Compensation
The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505-50 - Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Foreign Currency Translation
The Company’s functional currency and its reporting currency is the United States dollar and foreign currency transactions are primarily undertaken in Canadian dollars. Monetary balance sheet items expressed in foreign currencies are translated into US dollars at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-21

The Company files federal income tax returns in the United States. The Company may be subject to a reassessment of federal taxes by tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. In certain circumstances, the federal statute of limitations can reach beyond the standard three year period. The statute of limitations in the United States for income tax assessment varies from state to state. Tax authorities have not audited any of the Company’s income tax returns. The Company recognizes interest and penalties related to uncertain tax positions in tax expense. During the six months ended June 30, 2019, there were no charges for interest or penalties.

Financial Instruments and Fair Value Measures
ASC 820, Fair Value Measurements, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist primarily of cash, accounts payable, accrued interest payable, amounts due to related parties, and notes payable. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements
In January 2009, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2009. The adoption of this standard did not have a significant impact on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

Reclassification
Certain items have been reclassified to conform to the current year presentation standards.

F-22

3.	Investment in Associate

On October 20, 2017, the Company entered into a License Agreement with Global Security Agency Inc. (“Global”), a company with common offers and directors, whereby Global has been granted a non-exclusive, worldwide license to develop and market the Company’s security platform to the shipping and transportation industry. As consideration for this license, Global issued the Company 10,000,000 common shares at a current market price of $0.25 per share. As at June 30, 2019 the Company deemed the investment to be valued at $Nil.

4.	Due to Related Parties

As at June 30, 2019, the Company owed $189,528 (June 30, 2018 - $36,950) to related parties for expenses paid on behalf of and services provided to the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

5.	Convertible Promissory Notes

On March 11, 2019, the Company issued a convertible promissory note to a non-related party for expenses paid during the period July 1, 2013 to September 30, 2013 and interest in the combined amount of$11,413.46. Under the terms of the note, the amount owing is unsecured, bears interest at 10% per annum, and is due on Mar 11, 2020. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The note has a low-priced security adjustment in the event that the trading price of the Company's common shares falls below $0.01 the conversion price shall automatically adjust to par value. The balance outstanding as at June 30, 2019 is $3,766.

On November 15, 2018, the Company issued a convertible promissory note to a non-related party for expenses paid and interest charged on behalf of the Company in the amount of $11,673.65. Under the terms of the note, the amount owing is unsecured, bears interest at 10% per annum, and is due on November 15, 2019. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 20 trading days prior to notice of conversion. The note has a low-priced security clause in the event that the trading price of the Company's common shares goes below $0.01 the conversion rate is locked in at par value. During the period, $7,908 of the convertible promissory note was settled through the issuance of common stock. The balance outstanding as at June 30, 2019 is $3,765.

On December 10, 2018, the Company issued a convertible promissory note to a non-related party for cash in the amount of $10,000.00. Under the terms of the note, the amount owing is unsecured, bears interest at 10% per annum, and is due on December 16, 2019. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 20 trading days prior to notice of conversion. The note has a low-priced security clause in the event that the trading price of the Company's common shares goes below $0.01 the conversion rate is locked in at $0.0001. The balance outstanding as at March 31, 2019 is $10,000.

On January 4, 2019, the Company issued a convertible promissory note to a non-related party for expenses paid and interest charged on behalf of the Company in the amount of $14,340.00. Under the terms of the note, the amount owing is unsecured, bears interest at 10% per annum, and is due on January 4, 2020. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 20 trading days prior to notice of conversion. The note has a low-priced security clause in the event that the trading price of the Company's common shares goes below $0.01 the conversion rate is locked in at $0.0001. During the period ended March 31, 2019, $5,000 of the convertible promissory note was settled through the issuance of common stock. The balance outstanding as at June 30, 2019 is $0.

F-23

6.	Convertible Debentures

On June 30, 2017, the Company issued a convertible debenture to a non-related party in settlement of services provided to the Company in the amount of $27,500. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on December 31, 2017. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into common shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at June 30, 2019 is $27,500.

On June 18, 2018, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $29,948. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on June 30, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into common shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at June 30, 2019 is $29,948.

On October 1, 2018, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $5,521. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on October 1, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into common shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at June 30, 2019 is $5,521.

On October 1, 2018, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $39,284. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on October 1, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at June 30, 2019 is $39,284.

On January 1, 2019, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $15,761. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on January 1, 2020. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into common shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at June 30, 2019 is $15,761.

On January 1, 2019, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $33,024. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on January 1, 2020. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into common shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at June 30, 2019 is $33,024.

F-24

7.	Common Stock

As at June 201, 2019, the Company had an authorized common share capital set at 500,000,000 carrying a par value of $0.001 with 55,355,000 common shares issued and outstanding.

8.	Preferred Stock

Preferred Stock As at March 31, 2019, the Company had an authorized preferred share capital set at 16,081,530 carrying a par value of $0.001 with 16,081,530 issued and outstanding.

9.	Share Purchase Warrants

As at June 30, 2019, there were no outstanding share purchase warrants.

10.	Stock Options

As at June 30, 2019, 2019 there were no outstanding options to purchase shares of common stock.

11.	Income Taxes

The Company has incurred losses amounting to $5,456,190 that can be carried forward to offset taxable income in future years and, if unutilized, will expire through to 2039.

F-25

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Financial Statements

Three Months Ended March 31, 2019 and March 31, 2018

(Expressed in US Dollars)

F-26

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Notice to Reader

NOTICE TO READER

I, Lisa Nelson, President of CBD Life Sciences Inc., hereby certify that the consolidated financial statements filed here within and the attached notes thereto fairly represent, in all material respects, the financial position, results of operations and cash flow as at and for the three month period ended March 31, 2019, in conformity with accounting principles accepted in the United States, consistently applied.

Scottsdale, Arizona	By:
May 14, 2019	President & CEO

F-27

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Balance Sheet

March 31, 2019 and March 31, 2018

(Expressed in US Dollars)

	March 31,	March 31,
	2019	2018
ASSETS
Current Assets
Cash (bank indebtedness)	$17,937	$250
Accounts receivable (net)	353	150,000
Inventory	126,415	–
Total Current Assets	144,705	150,250

Non-Current Assets
Computer equipment (Note 2)	–	833
Software (Note 2)	–	–
Goodwill (Note 2)	1,337,289	–
Technology platform (Note 2)	–	106,250
Investment in associate (Note 3)	–	2,500,000
Total Non-Current Assets	1,337,289	2,607,083
Total Assets	$1,481,994	$2,757,333

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	47,970	21,787
Accrued interest	12,146	7,571
Management fees payable	–	112,500
Total Current Liabilities	60,116	141,858

Long Term Liabilities
Due to stockholders	$–	$18,609
Due to related parties (Note 4)	114,291	28,541
Convertible promissory notes (Note 5)	29,395	6,359
Convertible debentures (Note 6)	151,038	125,970
Total Long Term Liabilities	294,724	179,479
Total Liabilities	354,840	321,337

Stockholders’ Equity
Common stock (Note 7)	9,683,016	8,533,351
Preferred stock (Note 8)	16,082	16,082
Additional paid-in capital	2,730,524	1,336,991
Discount on issuance of common stock	(5,956,650)	(5,484,717)
Accumulated deficit	(5,345,818)	(1,965,711)
Total Stockholders’ Equity	1,127,154	2,435,996
Total Liabilities and Stockholders’ Equity	$1,481,994	$2,757,333

(The accompanying notes are an integral part of these financial statements)

F-28

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Statement of Operations and Income (Loss)

Three Months Ended March 31, 2019 and March 31, 2018

(Expressed in US Dollars)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2019	2018
Revenue
Consulting & monitoring services	$–	$150,000
Product sales	28,903	–
Total Revenue	28,903	150,000
Cost of Good Sold	13,969	–
Gross Profit	14,934	150,000

Operating Expenses
Advertising and marketing	71,211	4,000
Amortization and depreciation	–	18,816
Automobile	–	313
Bank charges	154	3,597
Consulting fees	2,000	16,875
Insurance	105	–
Interest on long term debt	7,362	–
Internet and web-hosting	7,806	1,695
Investor relations	69,285	1,875
Legal & accounting	26,450	–
Management fees	50,000	48,125
Meals & entertainment	3,076	213
News dissemination	2,258	5,265
Office expense & supplies	2,951	–
Postage and courier	215	–
Rent and utilities	2,858	4,500
Subscriptions & dues	3,073	3,234
Telephone and cellular	260	652
Transfer agent	128	2,230
Travel	2,846	307
Wages & benefits	1,325	–
Total Operating Expenses	253,363	111,697
Net Operating Income (Loss)	(238,429)	38,303

Other Expenses (Income)
Loss on write down of accounts receivable	189,000	–
Loss (gain) on write down of liabilities	(8,764)	–
Total Other Expenses (Income)	180,236	–

Net Income (Loss) Before Taxes	(418,665)	38,303
Income Tax Expense	–	–
Net Income (Loss) After Tax	(418,665)	38,303
Net Income (Loss) Per Common Share	0.0055	0.000006
Weighted Average Shares Common Shares Outstanding	$76,015,000	$6,604,048,799

(The accompanying notes are an integral part of these financial statements)

F-29

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Statements of Stockholders’ Equity

December 31, 2003 (Date of Inception) to March 31, 2019

(Expressed in US Dollars)

	Preferred	Common	Addition Paid Up	Discount On	Accumulated
	Stock	Stock	Capital	Issuance	Deficit	Total
Balance, December 31, 2003 (Date of Inception)	–	–	$–	$–	$–	$–
Issuance of common stock for cash	–	38	1,666	–	–	1,704
Common stock issued for acquisition	–	50	249,950	–	–	250,000
Forward split 500 for 1	–	43,912	(43,912)	–	–	–
Net loss for the period	–	–	–	–	(166,947)	(166,947)
Balance, December 31, 2006	–	44,000	207,704	–	(166,947)	84,757
Common stock issued for debt	–	6,000	144,000	–	–	150,000
Net loss for the period	–	–	–	–	(135,205)	(135,205)
Balance December 31, 2007	–	50,000	351,704	–	(302,152)	99,552
Common stock issued for debt	–	276,541	21,930	–	–	298,471
Net loss for the period	–	–	–	–	(114,275)	(114,275)
Balance December 31, 2008	–	326,541	373,634	–	(416,427)	283,748
Net loss for the period	–	–	–	–	(47,622)	(47,622)
Balance, December 31, 2009	–	326,541	373,634	–	(464,049)	236,126
Common stock issued for debt	–	408,444	–	–	–	408,444
Net loss for the year	–	–	–	–	(115,047)	(115,047)
Balance, December 31, 2010	–	734,985	373,634	–	(579,096)	529,523
Net loss for the year	–	–	–	–	(52,743)	(52,743)
Balance, December 31, 2011	–	734,985	373,634	–	(631,839)	476,780
Common stock issued	–	82,850	–	–	–	82,850
Net loss for the year	–	–	–	–	(156,334)	(156,334)
Balance, December 31, 2012	–	817,835	373,634	–	(788,173)	403,296
Preferred stock issued upon merger	42,942	–	28,878	–	(148,134)	(76,314)
Common stock issued for debt	–	122,529	–	–	–	122,529
Preferred stock converted to common	(42,296)	1,057,388	(28,878)	–	(986,214)	–
Net loss for the period	–	–	–	–	(367,135)	(367,135)
Balance, December 31, 2013	646	1,997,752	373,634	–	(2,289,656)	82,376
Common stock issued for debt	–	87,628	673,489	–	–	761,117
Common stock retired	–	(4,592)	(72,128)	–	–	(76,720)
Preferred stock converted to common	(646)	65	581	–	–	–
Net loss for the period	–	–	–	–	(780,139)	(780,139)
Balance, December 31, 2014	–	2,080,852	975,576	–	(3,069,795)	(13,367)
Common stock issued for debt	–	88,180	190,192	–	–	278,372
Preferred stock issued for debt	16,082	–	–	–	–	16,082
Net loss for the period	–	–	–	–	(94,394)	(94,394)
Balance, December 31, 2015	16,082	2,169,032	1,165,768	–	(3,164,189)	186,693
Common stock issued for debt	–	9,737	14,606	–	–	24,343
Net loss for the period	–	–	–	–	(82,869)	(82,869)
Balance, December 31, 2016	16,082	2,178,769	1,180,374	–	(3,247,058)	128,167
Common stock issued for services and debt	–	5,904,582	156,617	(5,057,217)	–	1,003,982
Net income for the period	–	–	–	–	1,243,044	1,243,044
Balance, December 31, 2017	16,082	8,083,351	1,336,991	(5,057,217)	(2,004,014)	2,375,193
Common stock issued for services	–	10,500	214,500	–	–	225,000
Common stock issued for debt	–	585,308	251,109	(488,772)	–	347,645
Net loss for the period	–	–	–	–	(2,923,139)	(2,923,139)
Balance, December 31, 2018	16,082	8,679,159	1,802,600	(5,545,989)	(4,927,153)	24,699
Common stock issued for acquisition	–	527,957	911,924	–	–	1,439,881
Common stock issued for services	–	56,000	16,000	–	–	72,000
Common stock issued for debt	–	419,900	–	(410,661)	–	9,239
Net loss for the period	–	–	–	–	(418,665)	(418,665)
Balance, March 31, 2019	16,082	9,683,016	$2,730,524	$(5,956,650)	$(5,345,818)	$1,127,154

(The accompanying notes are an integral part of these financial statements)

F-30

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Statement of Cash Flow

Three Months Ended March 31, 2019 and March 31, 2018

(Expressed in US Dollars)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2019	2018
Operating Activities
Net (loss) from continuing operations	$(418,665)	$38,303
Changes in operating assets and liabilities:
Accounts receivable	188,647	(150,000)
Prepaid expenses	–	6,875
Inventory	(126,415)	–
Software	–	–
Accounts payable	(6,213)	14,280
Accrued interest	3,434	3,598
Management fees payable	–	45,000
Changes in non-cash working capital items
Amortization and depreciation	–	18,816
Net Cash Used in Operating Activities	(359,212)	(23,128)

Investing Activities
Goodwill	(1,337,289)	–
Net Cash Used in Investing Activities	(1,337,289)	–

Financing Activities
Due to stockholder	(2,500)	11,214
Due to related parties	112,814	12,164
Convertible promissory notes	23,036	–
Convertible debentures	59,723	(22,500)
Net Proceeds from issuance of common stock	1,521,120	22,500
Net Cash Generated by Financing Activities	1,714,193	23,378

Increase (Decrease) in Cash	17,692	250
Cash - Beginning of Period	245	–
Cash - End of Period	$17,937	$250

(The accompanying notes are an integral part of these financial statements)

F-31

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)
Notes to the Consolidated Financial Statements

March 31, 2019

(Expressed in US Dollars)

1.	Nature of Operations and Continuance of Business

CBD Life Sciences Inc. “the Company” was incorporated in the State of Nevada on December 31, 2003 under the name of Platinum Consulting Services and was in the business of providing business consulting services until 2006 when on May 15, 2006 it signed a Share Purchase agreement to acquire an undivided 100% right, title and interest in and to all the outstanding shares of AutoBidLive Auctions Inc. AutoBidLive Auctions Inc. was a private company incorporated in the Province of Alberta, Canada whose main asset was a proprietary software to enable real time, online auctions of virtually any product or commodity for use by the wholesale market. This included cars, boats, planes, coins, stamps, industrial products, diamonds, artwork, and livestock. As a result of the closing of the Share Purchase Agreement the Company changed its name from Platinum Consulting Services to Autobidlive Auctions International Inc. The Company subsequently changed its name again on December 26, 2006 from Autobidlive Auctions International Inc. to Auctions International Inc. although there was no change in business.

Between 2006 and 2012 the Company continued to develop and market its online auctions software and on November 20, 2012 it entered into an agreement with Rangemore Productions to produce a live interactive auction television series utilizing the AutoBidLive software. This lead to a merger with Rangemore Productions, a company that leased film studio space to independent film productions presented itself. Although this was a deviation from the original business plan, the management felt that it was an exciting opportunity and decided to pursue it. On December 31, 2012, the Company entered into a Merger Agreement and on March 31, 2013, the merger closed whereby the Company issued 42,942,000 preferred shares for all the assets and liabilities of Rangemore Productions Corp.

Prior to the closing of the Merger Agreement on March 26, 2013, the Company changed its corporate name from Auctions International Inc. to Rangemore Film Productions Corp. to reflect the closing of the Merger Agreement between the Company and Rangemore Productions Corp. and the resulting change in business. On December 19, 2013 the Company again changed its corporate name to Cre8tive Works, Inc. as there was confusion with another company using the name Rangemore but did not change it business plan or operations.

From March 2013 to August 2017 Cre8tive Works was in the business of financing media productions. The term “media productions” included but is not limited to: feature films, documentaries, animation, television series, movies-of-the-week, television specials, webisodes and soundtracks. The business was not successful and in August of 2017 the management was presented with the opportunity to acquire a technology platform developed to analyse and monitor IT networks for cyber security vulnerabilities and breaches. As a result of the new business the Company changed its name to Optium Cyber Systems, Inc. (OCSI). OCSI developed a proprietary process to analyze, identify and address cyber security vulnerabilities in an organization’s critical IT infrastructure which is scalable to any size organization in any industry.

On January 1, 2019 the Company acquired LBC Lifesciences Inc. through a share exchange to capitalize on the growing cannabidiol sector. LBC Bioscience Inc. is developing and marketing a line of cannabidiol based organic products such as hemp drops, massage oils, recovery pain relief creams, anxiety and sleep solutions, supplements, edibles, and a full line of pet products.  In addition, LBC is in the process of developing an anti-aging skin product line. LBC’s products can be viewed and purchased on the company’s website at www.lbcbioscienceinc.com. As a result of the acquisition, the Company changed its name to CBD Life Sciences Inc. CBD Life Sciences Inc. is a publicly traded company having its common shares quoted on the OTC Markets under the symbol ‘CBDL’. The Company’s main focus is to identify, evaluate and acquire undervalued opportunities with the objective of increasing shareholder value. The acquisition of LBC Bioscience Inc. is the first in the CBD space and the company is actively searching for additional opportunities within this emerging sector.

F-32

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.

As at March 31, 2019, the Company has accumulated consolidated losses totaling $5,345,818 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

2.	Summary of Significant Accounting Principles

Basis of Presentation and Principles of Consolidation

These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars, unless otherwise noted. The Company’s fiscal year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, recoverability of goodwill and intangible assets, fair value of convertible debt, stock- based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity dates of three months or less at the time of issuance to be cash equivalents.

Computer Equipment

Computer equipment is recorded at cost and amortized on a declining balance basis at a rate of 30% per annum.

Software

Software is recorded at cost and amortized over the useful life of the software as a revenue generating asset.

F-33

Intangible Assets

Intangible assets acquired are initially recognized and measured at cost and are not being amortized. Impairment tests are conducted annually or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized in income for the excess, if any. The amortization methods and estimated useful lives of intangible assets are reviewed annually.

Impairment of Long-Lived Assets

In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Earnings Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the statements of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505-50 - Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Foreign Currency Translation

The Company’s functional currency and its reporting currency is the United States dollar and foreign currency transactions are primarily undertaken in Canadian dollars. Monetary balance sheet items expressed in foreign currencies are translated into US dollars at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-34

The Company files federal income tax returns in the United States. The Company may be subject to a reassessment of federal taxes by tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. In certain circumstances, the federal statute of limitations can reach beyond the standard three year period. The statute of limitations in the United States for income tax assessment varies from state to state. Tax authorities have not audited any of the Company’s income tax returns. The Company recognizes interest and penalties related to uncertain tax positions in tax expense. During the three months ended March 31, 2019, there were no charges for interest or penalties.

Financial Instruments and Fair Value Measures

ASC 820, Fair Value Measurements, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist primarily of cash, accounts payable, accrued interest payable, amounts due to related parties, and notes payable. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In January 2009, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2009. The adoption of this standard did not have a significant impact on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

Reclassification

Certain items have been reclassified to conform to the current year presentation standards.

F-35

3.	Investment in Associate

On October 20, 2017, the Company entered into a License Agreement with Global Security Agency Inc. (“Global”), a company with common offers and directors, whereby Global has been granted a non-exclusive, worldwide license to develop and market the Company’s security platform to the shipping and transportation industry. As consideration for this license, Global issued the Company 10,000,000 common shares at a current market price of $0.25 per share. As at March 31, 2019 the Company deemed the investment to be valued at $Nil.

4.	Due to Related Parties

As at March 31, 2019, the Company owed $114,291 (March 31, 2019 - $28,541) to related parties for expenses paid on behalf of and services provided to the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

5.	Convertible Promissory Notes

On September 30, 2013, the Company issued a convertible promissory note to a non-related party for expenses paid during the period July 1, 2013 to September 30, 2013, in the amount of $6,358.62. Under the terms of the note, the amount owing is unsecured, bears interest at 0% per annum, and is due on September 30, 2014. Interest on overdue principal after default accrues at an annual rate of 18%. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The note has a low-priced security adjustment in the event that the trading price of the Company’s common shares falls below $0.01 the conversion price shall automatically adjust to par value. The balance outstanding as at March 31, 2019 is $6,290.

On November 15, 2018, the Company issued a convertible promissory note to a non-related party for expenses paid and interest charged on behalf of the Company in the amount of $11,673.65. Under the terms of the note, the amount owing is unsecured, bears interest at 10% per annum, and is due on November 15, 2019. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 20 trading days prior to notice of conversion. The note has a low-priced security clause in the event that the trading price of the Company’s common shares goes below $0.01 the conversion rate is locked in at par value. During the period, $7,908 of the convertible promissory note was settled through the issuance of common stock. The balance outstanding as at March 31, 2019 is $3,765.

On December 16, 2018, the Company issued a convertible promissory note to a non-related party for cash in the amount of $10,000.00. Under the terms of the note, the amount owing is unsecured, bears interest at 10% per annum, and is due on December 16, 2019. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 20 trading days prior to notice of conversion. The note has a low-priced security clause in the event that the trading price of the Company’s common shares goes below $0.01 the conversion rate is locked in at par value. The balance outstanding as at March 31, 2019 is $10,000.

On January 4, 2019, the Company issued a convertible promissory note to a non-related party for expenses paid and interest charged on behalf of the Company in the amount of $14,340.00. Under the terms of the note, the amount owing is unsecured, bears interest at 10% per annum, and is due on January 4, 2020. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 20 trading days prior to notice of conversion. The note has a low-priced security clause in the event that the trading price of the Company’s common shares goes below $0.01 the conversion rate is locked in at par value. During the period ended March 31, 2019, $5,000 of the convertible promissory note was settled through the issuance of common stock. The balance outstanding as at March 31, 2019 is $9,340.

F-36

6.	Convertible Debentures

On June 30, 2017, the Company issued a convertible debenture to a non-related party in settlement of services provided to the Company in the amount of $27,500.00. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on December 31, 2017. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at March 31, 2019 is $27,500.

On June 18, 2018, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $29,948. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on June 30, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at March 31, 2019 is $29,948.

On October 1, 2018, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $5,521. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on October 1, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at March 31, 2019 is $5,521.

On October 1, 2018, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $39,284. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on October 1, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at March 31, 2019 is $39,284.

On January 1, 2019, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $15,761. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on January 1, 2020. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at March 31, 2019 is $15,761.

On January 1, 2019, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $33,024. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on January 1, 2020. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company’s common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at March 31, 2019 is $33,024.

F-37

7.	Common Stock

As at March 31, 2019, the Company had an authorized common share capital set at 500,000,000 carrying a par value of $0.001 with 76,015,000 common shares issued and outstanding.

8.	Preferred Stock

As at March 31, 2019, the Company had an authorized preferred share capital set at 16,081,530 carrying a par value of $0.001 with 16,081,530 issued and outstanding.

9.	Share Purchase Warrants

As at March 31, 2019, there were no outstanding share purchase warrants.

10.	Stock Options

As at March 31, 2019 there were no outstanding options to purchase shares of common stock.

11.	Income Taxes

The Company has incurred losses amounting to $5,345,818 that can be carried forward to offset taxable income in future years and, if unutilized, will expire through to 2039.

F-38

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Financial Statements

Years Ended December 31, 2018 and December 31, 2017

(Expressed in US Dollars)

F-39

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Balance Sheet

December 31, 2018 and December 31, 2017

(Expressed in US Dollars)

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash	$58,977	$1,790
Prepaid expenses	–	6,875
Accounts receivable (net)	189,236	2,111
Inventory	71,485	28,040
Total Current Assets	319,698	38,816
Non-Current Assets
Computer equipment (Note 2)	–	899
Goodwill (Note 2)	–	–
Technology platform (Note 2)	–	125,000
Investment in associate (Note 3)	–	2,500,000
Total Non-Current Assets	–	2,625,899
Total Assets	$319,698	$2,664,715
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$59,472	$11,343
Accrued interest on longer term debt	8,712	3,973
Due to stockholders	2,500	7,395
Management fees payable	–	67,500
Total Current Liabilities	70,684	90,211
Long Term Liabilities
Due to related parties (Note 4)	33,664	48,564
Convertible promissory note (Note 5)	6,359	6,359
Convertible debentures (Note 6)	91,315	148,470
Total Long Term Liabilities	131,338	203,393
Total Liabilities	202,022	293,604
Stockholders' Equity
Common stock (Note 7)	8,689,452	8,093,644
Preferred stock (Note 8)	16,082	16,082
Additional paid-in capital	1,817,844	1,352,235
Discount on issuance of common stock	(5,545,989)	(5,057,217)
Accumulated deficit	(4,859,713)	(2,033,633)
Total Stockholders' Equity	117,676	2,371,111
Total Liabilities and Stockholders' Deficit	$319,698	$2,644,715

(The accompanying notes are an integral part of these financial statements)

F-40

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Statement of Operations and Income (Loss)

Years Ended December 31, 2018 and December 31, 2017

(Expressed in US Dollars)

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2018	2017
Revenue
Consulting & monitoring services	$528,000	$–
Licensing fees	–	2,500,000
Product sales	175,893	68,822
Total Revenue	703,893	2,568,822
Cost of Goods Sold	49,374	13,267
Gross Profit	654,519	2,555,555

Operating Expenses
Advertising and marketing	54,721	60,996
Amortization and depreciation	75,236	27,966
Automobile	332	624
Bank charges	746	779
Consulting fees	207,087	192,825
Insurance	260	–
Interest on long term debt	15,982	4,193
Internet and webhosting	4,006	4,436
Investor relations	121,875	48,228
Legal & accounting	34,514	159,976
Management fees	123,125	189,478
Meals & entertainment	7,593	8,086
News dissemination	12,185	2,604
Office expense & supplies	3,065	4,526
Rent and utilities	17,980	10,833
Subscriptions & dues	7,202	7,481
Telephone and cellular	2,061	1,148
Transfer agent	5,655	7,740
Travel	2,185	1,807
Wages & benefits	8,332	6,602
Total Operating Expenses	704,142	740,328
Net Operating Income (Loss)	(49,623)	1,815,227
Other Expenses (Income)
Loss on write down of accounts receivable	339,000	346,309
Loss on write down of capital assets	50,663	260,298
Loss on write down of investment in associate	2,500,000	–
Loss (gain) on write down of liabilities	(113,206)	(50,085)
Total Other Expenses (Income)	2,776,457	556,522
Net Income (Loss) Before Taxes	$(2,826,080)	$1,258,705
Income Tax Expense	–	–
Net Income (Loss) After Tax	$(2,826,080)	$1,258,705

(The accompanying notes are an integral part of these financial statements)

F-41

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Consolidated Statement of Stockholders' Equity

December 31, 2018 and December 31, 2017

(Expressed in US Dollars)

	Preferred	Common	Addition Paid Up	Discount On	Accumulated
	Stock	Stock	Capital	Issuance	Deficit	Total
Opening Balance	$16,082	$2,189,062	$1,195,618	$–	$(3,292,338)	$108,424
Common stock issued for services and debt	–	5,904,582	156,617	(5,057,217)	–	1,003,982
Net income for the period	–	–	–	–	1,258,705	1,258,705
Balance, December 31, 2017	16,082	8,093,644	1,352,235	(5,057,217)	(2,033,633)	2,371,111
Common stock issued for services	–	10,500	214,500	–	–	225,000
Common stock issued for debt	–	585,308	251,109	(488,772)	–	347,645
Net loss for the period	–	–	–	–	(2,826,080)	(2,826,080)
Balance, December 31, 2018	$16,082	$8,689,452	$1,817,844	(5,545,989)	$(4,859,713)	117,676

(The accompanying notes are an integral part of these financial statements)

F-42

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYDER SYSTEMS, INC.)

Consolidated Statements of Cash Flow

Year Ended December 31, 2018 and December 31, 2017

(Expressed in US Dollars)

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2018	2017
Operating Activities
Net income (loss) from continuing operations	$(2,826,080)	$1,258,705
Changes in operating assets and liabilities:
Accounts receivable	(187,125)	344,198
Prepaid expenses	6,875	(6,875)
Inventory	(43,445)	(28,040)
Accounts payable	48,129	(40,237)
Accrued interest	4,739	3,973
Management fees payable	(67,500)	67,500
Changes in non-cash working capital items
Amortization and depreciation	75,236	27,996
Net Cash Generated from (Used in) Operating Activities	(2,989,171)	1,627,190
Investing Activities
Goodwill	899	250,000
Technology platform	49,764	(125,000)
Investment in associate	2,500,000	(2,500,000)
Net Cash Used in Investing Activities	2,550,663	(2,375,000)
Financing Activities
Due to stockholder	(4,895)	7,395
Due to related parties	(14,900)	(104,024)
Convertible debentures	(57,155)	(122,339)
Net Proceeds from issuance of common stock	572,645	968,568
Net Cash Generated by Financing Activities	495,695	749,600
Increase (Decrease) in Cash	57,187	1,790
Cash - Beginning of Period	1,790	–
Cash - End of Period	$58,977	$1,790

(The accompanying notes are an integral part of these financial statements)

F-43

CBD LIFE SCIENCES INC.

(FORMERLY OPTIUM CYBER SYSTEMS, INC.)

Notes to the Consolidated Financial Statements

December 31, 2018

(Expressed in US Dollars)

1.	Nature of Operations and Continuance of Business

CBD Life Sciences Inc. "the Company" was incorporated in the State of Nevada on December 31, 2003 under the name of Platinum Consulting Services and was in the business of providing business consulting services until 2006 when on May 15, 2006 it signed a Share Purchase agreement to acquire an undivided 100% right, title and interest in and to all the outstanding shares of AutoBidLive Auctions Inc. AutoBidLive Auctions Inc. was a private company incorporated in the Province of Alberta, Canada whose main asset was a proprietary software to enable real time, online auctions of virtually any product or commodity for use by the wholesale market. This included cars, boats, planes, coins, stamps, industrial products, diamonds, artwork, and livestock. As a result of the closing of the Share Purchase Agreement the Company changed its name from Platinum Consulting Services to Autobidlive Auctions International Inc. The Company subsequently changed its name again on December 26, 2006 from Autobidlive Auctions International Inc. to Auctions International Inc. although there was no change in business.

Between 2006 and 2012 the Company continued to develop and market its online auctions software and on November 20, 2012 it entered into an agreement with Rangemore Productions to produce a live interactive auction television series utilizing the AutoBidLive software. This lead to a merger with Rangemore Productions, a company that leased film studio space to independent film productions presented itself. Although this was a deviation from the original business plan, the management felt that it was an exciting opportunity and decided to pursue it. On December 31, 2012, the Company entered into a Merger Agreement and on March 31, 2013, the merger closed whereby the Company issued 42,942,000 preferred shares for all the assets and liabilities of Rangemore Productions Corp.

Prior to the closing of the Merger Agreement on March 26, 2013, the Company changed its corporate name from Auctions International Inc. to Rangemore Film Productions Corp. to reflect the closing of the Merger Agreement between the Company and Rangemore Productions Corp. and the resulting change in business. On December 19, 2013 the Company again changed its corporate name to Cre8tive Works, Inc. as there was confusion with another company using the name Rangemore but did not change it business plan or operations.

From March 2013 to August 2017 Cre8tive Works was in the business of financing media productions. The term "media productions" included but is not limited to: feature films, documentaries, animation, television series, movies-of-the-week, television specials, webisodes and soundtracks. The business was not successful and in August of 2017 the management was presented with the opportunity to acquire a technology platform developed to analyse and monitor IT networks for cyber security vulnerabilities and breaches. As a result of the new business the Company changed its name to Optium Cyber Systems, Inc. (OCSI). OCSI developed a proprietary process to analyze, identify and address cyber security vulnerabilities in an organization's critical IT infrastructure which is scalable to any size organization in any industry.

These statements include the operations of LBC Lifesciences Inc. which was acquired on January 1, 2019 through a share exchange to capitalize on the growing cannabidiol sector. LBC Bioscience Inc. is developing and marketing a line of cannabidiol based organic products such as hemp drops, massage oils, recovery pain relief creams, anxiety and sleep solutions, supplements, edibles, and a full line of pet products. In addition, LBC is in the process of developing an anti-aging skin product line. LBC's products can be viewed and purchased on the company's website at www.lbcbioscienceinc.com. As a result of the acquisition, the Company changed its name to CBD Life Sciences Inc. CBD Life Sciences Inc. is a publicly traded company having its common shares quoted on the OTC Markets under the symbol `CBDL'. The Company's main focus is to identify, evaluate and acquire undervalued opportunities with the objective of increasing shareholder value. The acquisition of LBC Bioscience Inc. is the first in the CBD space and the company is actively searching for additional opportunities within this emerging sector.

F-44

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.

As at December 31, 2018, the Company has accumulated consolidated losses totaling $4,859,713 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

2.	Summary of Significant Accounting Principles

Basis of Presentation and Principles of Consolidation

These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars, unless otherwise noted. The Company's fiscal year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, recoverability of goodwill and intangible assets, fair value of convertible debt, stock- based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity dates of three months or less at the time of issuance to be cash equivalents.

Computer Equipment

Computer equipment is recorded at cost and amortized on a declining balance basis at a rate of 30% per annum.

Software

Software is recorded at cost and amortized over the useful life of the software as a revenue generating asset.

F-45

Intangible Assets

Intangible assets acquired are initially recognized and measured at cost and are not being amortized. Impairment tests are conducted annually or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized in income for the excess, if any. The amortization methods and estimated useful lives of intangible assets are reviewed annually.

Impairment of Long-Lived Assets

In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Earnings Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the statements of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation — Stock Based Compensation and ASC 505-50 - Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar and foreign currency transactions are primarily undertaken in Canadian dollars. Monetary balance sheet items expressed in foreign currencies are translated into US dollars at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-46

The Company files federal income tax returns in the United States. The Company may be subject to a reassessment of federal taxes by tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. In certain circumstances, the federal statute of limitations can reach beyond the standard three year period. The statute of limitations in the United States for income tax assessment varies from state to state. Tax authorities have not audited any of the Company's income tax returns. The Company recognizes interest and penalties related to uncertain tax positions in tax expense. During the six months ended June 30, 2019, there were no charges for interest or penalties.

Financial Instruments and Fair Value Measures

ASC 820, Fair Value Measurements, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist primarily of cash, accounts payable, accrued interest payable, amounts due to related parties, and notes payable. Pursuant to ASC 820, the fair value of our cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In January 2009, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2009. The adoption of this standard did not have a significant impact on the Company's financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

Reclassification

Certain items have been reclassified to conform to the current year presentation standards.

3.	Investment in Associate

On October 20, 2017, the Company entered into a License Agreement with Global Security Agency Inc. ("Global"), a company with common offers and directors, whereby Global has been granted a non-exclusive, worldwide license to develop and market the Company's security platform to the shipping and transportation industry. As consideration for this license, Global issued the Company 10,000,000 common shares at a current market price of $0.25 per share. As at December 31, 2018 the Company deemed the investment to be valued at $Nil.

F-47

4.	Due to Related Parties

As at December 31, 2018, the Company owed $33,664 (December 31, 2017 - $48,564) to related parties for expenses paid on behalf of and services provided to the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

5.	Convertible Promissory Note

On September 30, 2013, the Company issued a convertible note payable to a non-related party for expenses paid during the period July 1, 2013 to September 30, 2013, in the amount of $6,358.62. Under the terms of the note, the amount owing is unsecured, bears interest at 0% per annum, and is due on September 30, 2014. Interest on overdue principal after default accrues at an annual rate of 18%. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $6,358.62.

6.	Convertible Debentures

On June 30, 2017, the Company issued a convertible debenture to a non-related party in settlement of services provided to the Company in the amount of $27,500.00. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on December 31, 2017. Interest on overdue principal after default accrues at an annual rate of 18%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $27,500.00.

On September 30, 2017, the Company issued a convertible debenture to a non-related party in settlement of services provided to the Company in the amount of $12,000.00. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on March 31, 2018. Interest on overdue principal after default accrues at an annual rate of 18%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $12,000.00.

On September 30, 2017, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $10,175.00. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on March 31, 2018. Interest on overdue principal after default accrues at an annual rate of 18%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $6,347.00.

On June 18, 2017, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $29,947.50. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on June 30, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $29,947.50.

On October 1, 2018, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $5,520.90. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on October 1, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $5,520.90.

F-48

On December 10, 2018, the Company issued a convertible debenture to a non-related party for cash received in the amount of $10,000.00. Under the terms of the debenture, the amount owing is unsecured, bears interest at 10% per annum, and is due on December 10, 2019. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $10,000.00.

7.	Common Stock

As at December 31, 2018, the Company had an authorized common share capital set at 500,000,000 carrying a par value of $0.001 with 158,897,835 common shares issued and outstanding.

8.	Preferred Stock

As at December 31, 2018, the Company had an authorized preferred share capital set at 16,081,530 carrying a par value of $0.001 with 16,081,530 issued and outstanding.

9.	Share Purchase Warrants

As at December 31, 2018, there were no outstanding share purchase warrants.

10.	Stock Options

As at December 31, 2018 there were no outstanding options to purchase shares of common stock.

11.	Income Taxes

The Company has incurred losses amounting to $4,859,713 that can be carried forward to offset taxable income in future years and, if unutilized, will expire through to 2039. Deferred tax benefits, which may arise as a result of these losses, have not been

12.	Subsequent Events

On January 1, 2019 the Company acquired LBC Bioscience Inc. in exchange for 479,960,000 restricted common shares issued from treasury to the shareholders of LBC Bioscience Inc. At closing LBC Bioscience Inc. became a wholly owned subsidiary of Optium Cyber Systems, Inc.

Effective January 25, 2019 the Company changed its name from Optium Cyber Systems, Inc. to CBD Life Sciences Inc. Effective January 25, 2019, the Company consolidated its common shares on a 1 for 100 basis.

On February 8, 2019, the Company issued an additional 47,996,000 common shares to the previous shareholders of LBC Bioscience Inc. under a top-up provision in the original Share Exchange Agreement entered into on January 1, 2019.

F-49

CBD LIFE SCIENCES INC.

FINANCIAL STATEMENTS

For the years ending December 31, 2018 and 2017

(Reviewed)

F-50

OPTIUM CYBER SYSTEMS, INC.

Balance Sheet

December 31, 2018 and December 31, 2017

(Expressed in US Dollars)

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash (bank indebtedness)	$245	$–
Prepaid expenses	–	6,875
Accounts receivable (net)	189,000	–
Total Current Assets	189,245	6,875
Non-Current Assets
Computer equipment (Note 2)	–	899
Software (Note 2)	–	–
Goodwill (Note 2)	–	–
Technology platform (Note 2)	–	125,000
Investment in associate (Note 3)	–	2,500,000
Total Non-Current Assets	–	2,625,899
Total Assets	$189,245	$2,632,744
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$62,895	$11,480
Management fees payable	–	67,500
Total Current Liabilities	62,895	78,980
Long Term Liabilities
Due to stockholders	2,500	7,395
Due to related parties (Note 4)	1,477	16,377
Convertible promissory note (Note 5)	6,359	6,359
Convertible debentures (Note 6)	91,315	148,470
Total Long Term Liabilities	101,651	178,601
Total Liabilities	164,546	257,581
Stockholders' Equity
Common stock: 7,000,000,000 shares authorized, $0.001 par value; (Note 7)	8,679,159	8,083,351
Preferred stock: 16,081,530 shares authorized, $0.001 par value; (Note 8)	16,082	16,082
Additional paid-in capital	1,802,600	1,336,991
Discount on issuance of common stock	(5,545,989)	(5,057,217)
Accumulated deficit	(4,927,153)	(2,004,014)
Total Stockholders' Equity	24,699	2,375,193
Total Liabilities and Stockholders' Deficit	$189,245	$2,632,774

(The accompanying notes are an integral part of these financial statements)

F-51

OPTIUM CYBER SYSTEMS, INC.
Statement of Operations
Year Ended December 31, 2018 and December 31, 2017
(Expressed in US Dollars)

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2018	2017
Revenue
Consulting & monitoring services	$528,000	$–
Licensing fees	–	2,500,000
Total Revenue	528,000	2.500.000
Operating Expenses
Advertising and marketing	54,000	57,000
Amortization and depreciation	75,236	27,966
Automobile	332	624
Consulting fees	207,087	192,825
Interest & bank charges	15,982	4,193
Internet and web-hosting	4,006	4,436
Investor relations	121,875	48,228
Licenses & dues	7,198	7,253
Management fees	123,125	189,375
Meals & entertainment	1,316	944
News dissemination	12,185	2,604
Office and supplies	–	2,316
Postage and courier	5	–
Professional fees	30,395	146,376
Rent and utilities	13,480	7,098
Telephone and cellular	2,061	1,148
Transfer agent	5,655	7,740
Travel	745	308
Total Operating Expenses	674,683	700,434
Net Operating Income (Loss)	(146,683)	1,799,566
Other Expenses (Gains)
Loss on write down of accounts receivable	339,000	346,309
Loss on write down of capital assets	50,663	260,298
Loss on write down of investment in associate	2,500,000	–
Loss (gain) on write down of liabilities	(113,206)	(50,085)
Total Other Expenses	2,776,457	556,522
Net Income (Loss) Before Taxes	$(2,923,140)	$1,243,044
Income Tax Expense	–	–
Net Income {Loss) After Tax	$(2,923,140)	$1,243,044
Net Income (Loss) Per Common Share	$(0.0184)	$0.0002
Weighted Average Shares Common Shares Outstanding	158,897,835	6,093,589,799

(The accompanying notes are an integral part of these financial statements)

F-52

OPTIUM CYBER SYSTEMS, INC.
Statements of Stockholders' Equity (Deficit)
December 31, 2003 (Date of Inception) to December 31, 2018
(Expressed in US Dollars)

	Preferred	Common	Addition Paid Up	Discount On	Accumulated
	Stock	Stock	Capital	Issuance	Deficit	Total
Balance, December 31, 2003 (Date of Inception)	–	–	$–	$–	$–	$–
Issuance of common stock for cash	–	38	1,666	–	–	1,704
Common stock issued for acquisition	–	50	249,950	–	–	250,000
Forward split 500 for 1	–	43,912	(43,912)	–
Net loss for the period	–	–	–	–	(166,947)	(166,947)
Balance, December 31, 2006	–	44,000	207,704	–	(166,947)	84,757
Common stock issued for debt	–	6,000	144,000	–	–	150,000
Net loss for the period	–	–	–	–	(135,205)	(135,205)
Balance December 31, 2007	–	50,000	351,704	–	(302,152)	99,552
Common stock issued for debt	–	276,541	21,930	–	–	298,471
Net loss for the period	–	–	–	–	(114,275)	(114,275)
Balance December 31, 2008	–	326,541	373,634	–	(416,427)	283,748
Net loss for the period	–	–	–	–	(47,622)	(47,622)
Balance, December 31, 2009	–	326,541	373,634	–	(464,049)	236,126
Common stock issued for debt	–	408,444	–	–	–	408,444
Net loss for the year	–	–	–	–	(115,047)	(115,047)
Balance, December 31, 2010	–	734,985	373,634	–	(579,096)	529,523
Net loss for the year	–	–	–	–	(52,743)	(52,743)
Balance, December 31, 2011	–	734,985	373,634	–	(631,839)	476,780
Common stock issued	–	82,850	–	–	–	82,850
Net loss for the year	–	–	–	–	(156,334)	(156,334)
Balance, December 31, 2012	–	817,835	373,634	–	(788,173)	403,296
Preferred stock issued upon merger	42,942	–	28,878	–	(148,134)	(76,314)
Common stock issued for debt	–	122,529	–	–	–	122,529
Preferred stock converted to common	(42,296)	1,057,388	(28,878)	–	(986,214)
Net loss for the period	–	–	–	–	(367,135)	(367,135)
Balance, December 31, 2013	646	1,997,752	373,634	–	(2,289,656)	82,376
Common stock issued for debt	–	87,628	673,489	–	–	761,117
Common stock retired	–	(4,592)	(72,128)	–	–	(76,720)
Preferred stock converted to common	(646)	65	581	–	–	–
Net loss for the period	–	–	–	–	(780,139)	(780,139)
Balance, December 31, 2014	–	2,080,852	975,576	–	(3,069,795)	(13,367)
Common stock issued for debt	–	88,180	190,192	–	–	278,372
Preferred stock issued for debt	16,082	–	–	–	–	16,082
Net loss for the period	–	–	–	–	(94,394)	(94,394)
Balance, December 31, 2015	16,082	2,169,032	1,165,768	–	(3,164,189)	186,693
Common stock issued for debt	–	9,737	14,606	–	–	24,343
Net loss for the period	–	–	–	–	(82,869)	(82,869)
Balance, December 31, 2016	16,082	2,178,769	1,180,374	–	(3,247,058)	128,167
Common stock issued for services and debt	–	5,904,582	156,617	(5,057,217)	–	1,003,982
Net income for the period	–	–	–	–	1,243,044	1,243,044
Balance, December 31, 2017	16,082	8,083,351	1,336,991	(5,057,217)	(2,004,014)	2,375,193
Common stock issued for services	–	10,500	214,500	–	–	225,000
Common stock issued for debt	–	585,308	251,109	(488,772)	–	347,645
Net loss for the period	–	–	–	–	(2,923,139)	(2,923,139)
Balance, December 31, 2018	16,082	8,679,159	$1,802,600	$(5,545,989)	$(4,927,153)	$24,699

(The accompanying notes are an integral part of these financial statements)

F-53

OPTIUM CYDER SYSTEMS, INC.
Statements of Cash Flow
Year Ended December 31, 2018 and December 31, 2017 (Expressed in US Dollars)

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2018	2017
Operating Activities
Net (loss) from continuing operations	$(2,923,140)	$1,243,044
Changes in operating assets and liabilities:
Accounts receivable	(189,000)	346,309
Prepaid expenses	6,875	(6,875)
Software	–	12,271
Goodwill	–	250,000
Accounts payable and accrued liabilities	51,415	(40,100)
Management fees payable	(67,500)	67,500
Changes in non-cash working capital items
Amortization and depreciation	75,236	27,996
Net Cash Used in Operating Activities	(3,046,114)	1,900,115
Investing Activities
Purchase of computer equipment	899	(2,942)
Purchase of technology platform	125,000	(150,000)
Investment in associate	2,500,000	(2,500,000)
Net Cash Used in Investing Activities	2,625,899	(2,652,942)
Financing Activities
Due to stockholder	(4,895)	7,395
Due to related parties	(14,900)	(136,211)
Convertible debentures	(57,155)	(122,339)
Net Proceeds from issuance of common stock	497,410	1,003,982
Net Cash Generated hi Financing Activities	420,460	752,827
Increase (Decrease) in Cash	245	–
Cash - Beginning of Period	–	–
Cash - End of Period	$245	$–

(The accompanying notes are an integral part of these financial statements)

F-54

OPTIUM CYBER SYSTEMS, INC.

Notes to the Financial Statements

December 31, 2018

(Expressed in US Dollars)

1.	Nature of Operations and Continuance of Business

Optium Cyber Systems, Inc. "the Company" was incorporated in the State of Nevada on December 31, 2003 under the name of Platinum Consulting Services and was in the business of providing business consulting services until 2006 when on May 15, 2006 it signed a Share Purchase agreement to acquire an undivided 100% right, title and interest in and to all the outstanding shares of AutoBidLive Auctions Inc. AutoBidLive Auctions Inc. was a private company incorporated in the Province of Alberta, Canada whose main asset was a proprietary software to enable real time, online auctions of virtually any product or commodity for use by the wholesale market. This included cars, boats, planes, coins, stamps, industrial products, diamonds, artwork, and livestock. As a result of the closing of the Share Purchase Agreement the Company changed its name from Platinum Consulting Services to Autobidlive Auctions International Inc. The Company subsequently changed its name again on December 26, 2006 from Autobidlive Auctions International Inc. to Auctions International Inc. although there was no change in business.

Between 2006 and 2012 the Company continued to develop and market its online auctions software and on November 20, 2012 it entered into an agreement with Rangemore Productions to produce a live interactive auction television series utilizing the AutoBidLive software. This lead to a merger with Rangemore Productions, a company that leased film studio space to independent film productions presented itself. Although this was a deviation from the original business plan, the management felt that it was an exciting opportunity and decided to pursue it. On December 31, 2012, the Company entered into a Merger Agreement and on March 31, 2013, the merger closed whereby the Company issued 42,942,000 preferred shares for all the assets and liabilities of Rangemore Productions Corp.

Prior to the closing of the Merger Agreement on March 26, 2013, the Company changed its corporate name from Auctions International Inc. to Rangemore Film Productions Corp. to reflect the closing of the Merger Agreement between the Company and Rangemore Productions Corp. and the resulting change in business. On December 19, 2013 the Company again changed its corporate name to Cre8tive Works, Inc. as there was confusion with another company using the name Rangemore but did not change it business plan or operations.

From March 2013 to August 2017 Cre8tive Works was in the business of financing media productions. The term "media productions" includes but is not limited to: feature films, documentaries, animation, television series, movies-of-the-week, television specials, webisodes and soundtracks. The business was not successful and in August of 2017 the management was presented with the opportunity to acquire a technology platform developed to analyse and monitor IT networks for cyber security vulnerabilities and breaches. As a result of the new business the Company changed its name to Optium Cyber Systems, Inc. (OCSI). OCSI developed a proprietary process to analyze, identify and address cyber security vulnerabilities in an organization's critical IT infrastructure which is scalable to any size organization in any industry.

Going Concern
These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.

F-55

As at December 31, 2018, the Company has accumulated losses totaling $4,927,153 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

2.	Summary of Significant Accounting Principles

Basis of Presentation and Principles of Consolidation
These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars, unless otherwise noted. The Company's fiscal year end is December 31.

Use of Estimates
The preparation of :financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, recoverability of goodwill and intangible assets, fair value of convertible debt, stock- based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity dates of three months or less at the time of issuance to be cash equivalents.

Computer Equipment
Computer equipment is recorded at cost and amortized on a declining balance basis at a rate of 30% per annum.

Software
Software is recorded at cost and amortized over the useful life of the software as a revenue generating asset.

F-56

Intangible Assets
Intangible assets acquired are initially recognized and measured at cost and are not being amortized. Impairment tests are conducted annually or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized in income for the excess, if any. The amortization methods and estimated useful lives of intangible assets are reviewed annually.

Impairment of Long-Lived Assets
In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Earnings Per Share
The Company computes net loss per share in accordance with ASC 260, Earnings per Share, which requires presentation of both basic and diluted earnings per share (BPS) on the face of the statements of operations. Basic BPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted BPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted BPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Stock-based Compensation
The Company records stock-based compensation in accordance with ASC 718, Compensation -Stock Based Compensation and ASC 505-50 - Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Foreign Currency Translation
The Company's functional currency and its reporting currency is the United States dollar and foreign currency transactions are primarily undertaken in Canadian dollars. Monetary balance sheet items expressed in foreign currencies are translated into US dollars at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

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Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company files federal income tax returns in the United States. The Company may be subject to a reassessment of federal taxes by tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. In certain circumstances, the federal statute of limitations can reach beyond the standard three year period. The statute of limitations in the United States for income tax assessment varies from state to state. Tax authorities have not audited any of the Company's income tax returns. The Company recognizes interest and penalties related to uncertain tax positions in tax expense. During the year ended December 31, 2017, there were no charges for interest or penalties.

Financial Instruments and Fair Value Measures
ASC 820, Fair Value Measurements, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist primarily of cash, accounts payable, accrued interest payable, amounts due to related parties, and notes payable. Pursuant to ASC 820, the fair value of our cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

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Recent Accounting Pronouncements
In January 2009, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2009. The adoption of this standard did not have a significant impact on the Company's financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

Reclassification
Certain items have been reclassified to conform to the current year presentation standards.

3.	Investment in Associate

On October 20, 2017, the Company entered into a License Agreement with Global Security Agency Inc. ("Global"), a company with common offers and directors, whereby Global has been granted a non-exclusive, worldwide license to develop and market the Company's security platform to the shipping and transportation industry. As consideration for this license, Global issued the Company 10,000,000 common shares at a current market price of $0.25 per share. As at December 31, 2018 the Company deemed the investment to be valued at $NIL.

4.	Due to Related Parties

As at December 31, 2018, the Company owed $1,477 (December 31, 2018 - $16,377) to related parties for expenses paid on behalf of the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

5.	Convertible Promissory Note

On September 30, 2013, the Company issued a convertible note payable to a non-related party for expenses paid during the period July 1, 2013 to September 30, 2013, in the amount of $6,358.62. Under the terms of the note, the amount owing is unsecured, bears interest at 0% per annum, and is due on September 30, 2014. Interest on overdue principal after default accrues at an annual rate of 18%. The note is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $6,358.62.

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6.	Convertible Debentures

On June 30, 2017, the Company issued a convertible debenture to a non-related party in settlement of services provided to the Company in the amount of$27,500.00. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on December 31, 2017. Interest on overdue principal after default accrues at an annual rate of 18%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $27,500.00.

On September 30, 2017, the Company issued a convertible debenture to a non-related party in settlement of services provided to the Company in the amount of $12,000.00. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on March 31, 2018. Interest on overdue principal after default accrues at an annual rate of 18%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $12,000.00.

On September 30, 2017, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $10,175.00. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on March 31, 2018. Interest on overdue principal after default accrues at an annual rate of 18%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $6,347.00.

On June 18, 2017, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $29,947.50. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on June 30, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $29,947.50.

On October 1, 2018, the Company issued a convertible debenture to a non-related party in settlement of expenses paid on behalf of the Company in the amount of $5,520.90. Under the terms of the debenture, the amount owing is unsecured, bears interest at 12% per annum, and is due on October 1, 2019. Interest on overdue principal after default accrues at an annual rate of 12%. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $5,520.90.

On December 10, 2018, the Company issued a convertible debenture to a non-related party for cash received in the amount of $10,000.00. Under the terms of the debenture, the amount owing is unsecured, bears interest at 10% per annum, and is due on December 10, 2019. The debenture is convertible into commons shares of the Company at any time while the note is in effect at a conversion price equal to 50% of the lowest trading price of the Company's common shares for the past 15 trading days prior to notice of conversion. The balance outstanding as at December 31, 2018 is $10,000.00.

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7.	Common Stock

As at December 31, 2018, the Company had an authorized common share capital set at 500,000,000 carrying a par value of $0.001 with 158,897,835 common shares issued and outstanding.

8.	Preferred Stock

As at December 31, 2018, the Company had an authorized preferred share capital set at 16,081,530 carrying a par value of $0.001 with 16,081,530 issued and outstanding.

9.	Share Purchase Warrants

As at December 31, 2018, there were no outstanding share purchase warrants.

10.	Stock Options

As at December 31, 2018 there were no outstanding options to purchase shares of common stock.

11.	Income Taxes

The Company has incurred losses amounting to $4,927,153 that can be carried forward to offset taxable income in future years and, if unutilized, will expire through to 2039. Deferred tax benefits, which may arise as a result of these losses, have not been

12.	Subsequent Events

On January 1, 2019, the Company acquired LBC Bioscience Inc. in exchange for 479,960,000 restricted common shares issued from treasury to the shareholders of LBC Bioscience Inc. At closing LBC Bioscience Inc. became a wholly owned subsidiary of Optium Cyber Systems, Inc.

Effective January 25, 2019, the Company changed it corporate name from Optium Cyber Systems, Inc. to CBD Life Sciences Inc.

Effective January 25, 2019, the Company consolidated its common shares on a 1 for 100 basis.

On February 8, 2019, the Company issued an additional 47,996,000 common shares to the previous shareholders of LBC Bioscience Inc. under a top-up provision in the original Share Exchange Agreement entered into on January 1, 2019.

F-61

LBC BIOSCIENCE INC.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2018

UNAUDITED - PREPARED BY MANANGEMENT

The accompanying unaudited financial statements have been prepared by and are the responsibility of the Company’s management. The Company’s independent auditors have not performed a review or audit of the enclosed.

F-62

LBC BIOSCIENCE INC.

BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS
Current Assets
Cash	$58,732	$1,790
Accounts receivable	236	2,111
Inventory	71,485	28,040-
Total Assets	$130,453	$31,941

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$5,289	$3,836
Due to related parties	32,187	32,187
Total	37,476	36,023
Stockholders’ Equity (Deficit)
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	–	–
Common stock: $0.0001 par value; 1,000,000,000 shares authorized; 56,264,000 and 52,261,000 shares issued and outstanding	5,626	5,626
Paid-in capital	19,911	19,911
Accumulated deficit	67,440	(29,619)
Total Stockholder’s Equity (Deficit)	92,977	(4,082)
Total Liabilities and Stockholders’ Equity (Deficit)	$130,453	$31,941

See accompanying notes to the financial statements.

F-63

LBC BIOSCIENCE INC.

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018 AND DECEMBER 31, 2017

	2018	2017
REVENUE
Product Sales	$175,893	$68,822

Costs and Expenses
Cost of goods	49,374	13,267
Marketing, general and administrative	29,460	39,894
Total	78,834	53,161

Net Income (loss)	$97,059	$18,3434

Net (Loss) Per Share: Basic and Diluted	$0.0017	$0.0003

Weighted Average Number of Shares Outstanding: Basic and Diluted	56,264,000	56,264,000

See accompanying notes to the financial statements.

F-64

LBC BIOSCIENCE INC.

STATEMENT OF STOCKHOLDER DEFICIT

FROM INCEPTION TO THE YEAR ENDED DECEMBER 31, 2018

	Preferred Stock	Common Stock	Common Stock Amount	Paid-in Capital	Deficit	Total
Balance, August 26, 2015	–	–	$–	$–	$–	$–
Issuance of shares for cash	–	19,000	2	4,748	–	–
Issuance of shares for services	–	46,650,000	4,665	–	–	–
Net loss	–	–	–	–	(4,665)	(4,665)
Balance, December 31, 2015	–	46,669,000	4,667	4,748	(4,665)	4,750
Issuance of shares for cash	–	42,000	4	10,496	–	10,500
Issuance of shares for services	–	5,550,000	555	–	–	1,219
Net loss	–	–	–	–	(43,297)	(43,297)
Balance, December 31, 2016	–	52,261,000	5,226	15,244	(47,962)	(27,492)
Issuance of shares for services	–	4,003,000	400	4,667	–	5,067
Net income	–	–	–	–	18,343	18,343
Balance December 31, 2017	–	56,264,000	5,626	19,911	(29,619)	(4,082)
Net income	–	–	–	–	97,059	97,059
Balance December 31, 2018	–	56,264,000	$5,626	$19,911	$67,440	$92,977

See accompanying notes to the financial statements.

F-65

LBC BIOSCIENCE INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2018 AND DECEMBER 31, 2017

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$97,059	$18,343
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts receivable	1,875	(2,111)
Inventory	(43,445)	(28,040)
Accounts payable	1,453	3,836
Shares issued to settle service expenses	–	5,067
Due to related parties	–	4,581
Cash Flows Used In Operating Activities	56,942	1,676

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	–	–
Cash Flows Provided by Financing Activities	–	–

CASH FLOWS FROM INVESTING ACTIVITIES	–	–

NET CHANGE IN CASH	56,942	1,676
Cash, beginning of year	1,790	114
Cash, end of year	$58,732	$1,790

See accompanying notes to the financial statements.

F-66

LBC BIOSCIENCE INC.

Notes to the Financial Statements

December 31, 2018

NOTE 1 – ORGANIZATION

LBC Bioscience Inc. (the “Company”) was founded by Lisa A. Nelson and was incorporated as a C corporation under the laws of the State of Nevada on August 26, 2015. The Company is engaged in the Cannabidiol (“CBD”) market. The Company's primary focus is on developing and marketing organic products such as CBD water, drops, edibles, pet supplements, recovery balm and spray. Its products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Stock-based Compensation

The Company will follow Accounting Standards Codification (ASC) 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Earnings (Loss) per Share

Net loss per common share is computed pursuant to ASC 260-10-45. Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding. There were no dilutive shares outstanding as of December 31, 2018 or 2017.

F-67

Income Taxes

The Company follows section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25. No provision was made for Federal income tax at December 31, 2017.

Revenue Recognition

The Company follows ASC 605-10-S99-1 for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. All revenue to date has been received based on immediate cash payments so no recognition issues have needed to be considered. An allowance for doubtful accounts will be recorded in the future if credit sales are made and the risk of bad debts develops.

Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company evaluates subsequent events from the date of the balance sheet through the date when the financial statements are issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them with the SEC on the EDGAR system.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect as of the date of the issuance of these financial statements. The following pronouncements will significantly impact future reporting of financial position and results of operations. Management is currently assessing implementation.

The FASB has issued Accounting Standards Update (ASU) No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments are intended to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees.

Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows.

For public companies, the amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period.

The FASB has issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606.

F-68

The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The effective date for nonpublic entities is deferred by one year.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company has very limited financial resources, with working capital and net shareholder deficits and had generated limited revenue at December 31, 2018 and December 31, 2017.

While the Company is undertaking its business plan to generate additional revenues, the Company’s cash position may not be sufficient to support the Company’s basic business plan and product development efforts. Management believes that the actions presently underway to increase the number of contracts undertaken have a realistic chance of succeeding. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company is authorized to issue 1,000,000,000 shares of common stock and 1,000,000 shares of preferred stock.

At the time of incorporation in Nevada, the Company issued 40,000,000 shares of its common stock to its President in exchange for the business plan on which the Company’s operations are based. In addition, the company issued 6,669,000 to other shareholders. Total shares issued at par value for services amounted to 46,650,000. Total shares issued for cash amounted to $19,000 at a price of $025 per share. The shares for services were valued at par value, as there is no verifiable market value for the shares due to a lack of trading activity, the Company had negative net equity, and there was no other more directly observable basis for valuing the shares.

During 2016 the Company issued 5,592,000 shares of common stock of which 5,550,000 were issued for services, including 5,000,000 to the Company’s Executive Vice President. During 2016, 42,000 shares were issued for cash at a price of $0.25 cents per share. All shares issued for services were valued at par value for the reasons discussed above.

During 2017 the Company issued 4,003,000 shares of common stock issued for services.

As at December 31, 2018, there were 56,264,000 shares of common stock outstanding. There are no outstanding shares of preferred stock.

NOTE 5 – DUE TO RELATED PARTIES

The Due to Related Parties represent items paid on behalf of the Company by Lisa Nelson, President. These items amounted to $32,187 as of December 31, 2018.

F-69

LBC BIOSCIENCE INC.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017

UNAUDITED - PREPARED BY MANANGEMENT

The accompanying unaudited financial statements have been prepared by and are the responsibility of the Company’s management. The Company’s independent auditors have not performed a review or audit of the enclosed.

F-70

LBC BIOSCIENCE INC.

BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS
Current Assets
Cash	$1,790	$114
Accounts receivable	2,111	–
Inventory	28,040	–
Total Assets	$31,941	$114

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$3,836	$–
Due to related parties	32,187	27,606
Total	36,023	27,606
Stockholders’ Equity (Deficit)
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	–	–
Common stock: $0.0001 par value; 1,000,000,000 shares authorized; 56,264,000 and 52,261,000 shares issued and outstanding	5,626	5,226
Paid-in capital	19,911	15,244
Accumulated deficit	(29,619)	(47,962)
Total Stockholder’s Equity (Deficit)	(4,082)	(27,492)
Total Liabilities and Stockholders’ Equity (Deficit)	$31,941	$114

See accompanying notes to the financial statements.

F-71

LBC BIOSCIENCE INC.

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016

	2017	2016
REVENUE
Product Sales	$68,822	$37,710

Costs and Expenses
Cost of goods	13,267	13,691
Marketing, general and administrative	37,212	67,316
Total	50,479	81,007

Net Income (loss)	$18,343	$(43,297)

Net (Loss) Per Share: Basic and Diluted	$0.0003	$(0.0008)

Weighted Average Number of Shares Outstanding: Basic and Diluted	56,264,000	52,261,000

See accompanying notes to the financial statements.

F-72

LBC BIOSCIENCE INC.

STATEMENT OF STOCKHOLDER DEFICIT

FROM INCEPTION TO THE YEAR ENDED DECEMBER 31, 2017

	Preferred Stock	Common Stock	Common Stock Amount	Paid-in Capital	Deficit	Total
Balance, August 26, 2015	–	–	$–	$–	$–	$–
Issuance of shares for cash	–	19,000	2	4,748	–
Issuance of shares for services	–	46,650,000	4,665	–	–	–
Net loss	–	–	–	–	(4,665)	(4,665)
Balance, December 31, 2015	–	46,669,000	4,667	4,748	(4,665)	4,750
Issuance of shares for cash	–	42,000	4	10,496	–	10,500
Issuance of shares for services	–	5,550,000	555	–	–	1,219
Net loss	–	–	–	–	(43,297)	(43,297)
Balance, December 31, 2016	–	52,261,000	5,226	15,244	(47,962)	(27,492)
Issuance of shares for services	–	4,003,000	400	4,667	–	5,067
Net income	–	–	–	–	18,343	18,343
Balance December 31, 2017	–	56,264,000	$5,626	$19,911	$(29,619)	$(4,082)

See accompanying notes to the financial statements.

F-73

LBC BIOSCIENCE INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$18,343	$(43,297)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts receivable	(2,111)	–
Inventory	(28,040)	–
Accounts payable	3,836	–
Due from related parties	–	4,750
Shares issued to settle service expenses	5,067	555
Due to related parties	4,581	27,606
Cash Flows Used In Operating Activities	1,676	(10,386)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	–	10,500
Cash Flows Provided by Financing Activities	–	10,500

CASH FLOWS FROM INVESTING ACTIVITIES	–	–

NET CHANGE IN CASH	1,676	114
Cash, beginning of year	114	–
Cash, end of year	$1,790	$114

See accompanying notes to the financial statements.

F-74

LBC BIOSCIENCE INC.

Notes to the Financial Statements

December 31, 2017

NOTE 1 – ORGANIZATION

LBC Bioscience Inc. (the “Company”) was founded by Lisa A. Nelson and was incorporated as a C corporation under the laws of the State of Nevada on August 26, 2015. The Company is engaged in the Cannabidiol (“CBD”) market. The Company's primary focus is on developing and marketing organic products such as CBD water, drops, edibles, pet supplements, recovery balm and spray. Its products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Stock-based Compensation

The Company will follow Accounting Standards Codification (ASC) 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Earnings (Loss) per Share

Net loss per common share is computed pursuant to ASC 260-10-45. Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding. There were no dilutive shares outstanding as of December 31, 2017 or 2016.

F-75

Income Taxes

The Company follows section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25. No provision was made for Federal income tax at December 31, 2017.

Revenue Recognition

The Company follows ASC 605-10-S99-1 for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. All revenue to date has been received based on immediate cash payments so no recognition issues have needed to be considered. An allowance for doubtful accounts will be recorded in the future if credit sales are made and the risk of bad debts develops.

Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company evaluates subsequent events from the date of the balance sheet through the date when the financial statements are issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them with the SEC on the EDGAR system.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect as of the date of the issuance of these financial statements. The following pronouncements will significantly impact future reporting of financial position and results of operations. Management is currently assessing implementation.

The FASB has issued Accounting Standards Update (ASU) No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments are intended to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees.

Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows.

For public companies, the amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period.

F-76

The FASB has issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606.

The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The effective date for nonpublic entities is deferred by one year.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company has very limited financial resources, with working capital and net shareholder deficits and had generated limited revenue at December 31, 2017 and December 31, 2016.

While the Company is undertaking its business plan to generate additional revenues, the Company’s cash position may not be sufficient to support the Company’s basic business plan and product development efforts. Management believes that the actions presently underway to increase the number of contracts undertaken have a realistic chance of succeeding. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company is authorized to issue 1,000,000,000 shares of common stock and 1,000,000 shares of preferred stock.

At the time of incorporation in Nevada, the Company issued 40,000,000 shares of its common stock to its President in exchange for the business plan on which the Company’s operations are based. In addition, the company issued 6,669,000 to other shareholders. Total shares issued at par value for services amounted to 46,650,000. Total shares issued for cash amounted to $19,000 at a price of $025 per share. The shares for services were valued at par value, as there is no verifiable market value for the shares due to a lack of trading activity, the Company had negative net equity, and there was no other more directly observable basis for valuing the shares.

During 2016 the Company issued 5,592,000 shares of common stock of which 5,550,000 were issued for services, including 5,000,000 to the Company’s Executive Vice President. During 2016, 42,000 shares were issued for cash at a price of $0.25 cents per share. All shares issued for services were valued at par value for the reasons discussed above.

During 2017 the Company issued 4,003,000 shares of common stock issued for services.

As at December 31, 2017, there were 56,264,000 shares of common stock outstanding. There are no outstanding shares of preferred stock.

F-77

NOTE 5 – DUE TO RELATED PARTIES

The Due to Related Parties represent items paid on behalf of the Company by Lisa Nelson, President. These items amounted to $32,187 as of December 31, 2017.

NOTE 6 - INCOME TAXES

The Company operates in the United States; accordingly, federal and state income taxes have been provided based upon the tax laws and rates of the U.S. The Company has incurred losses since inception and, accordingly has a net operating loss carry forward as of December 31, 2017 of approximately $29,619.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events from January 1, 2018 through April 4, 2018 and has determined it does not have any material subsequent events to disclose.

F-78

Report of Independent Registered Public Accounting Firm

To the Board of Directors

LBC Bioscience Inc.

Scottsdale, AZ

We have audited the accompanying balance sheets of LBC Bioscience Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2016 and the period from August 26, 2015 (inception) through December 31, 2015. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and for the period from August 26, 2015 (inception) through December 31, 2015, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC

Houston, Texas

April 4, 2017

F-79

LBC BIOSCIENCE INC.

BALANCE SHEETS

DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS

Current Assets:
Cash	$114	$–
Due from President	–	4,750

Total	114	4,750

Total	$114	$4,750

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable to President	$27,606	$–

Total	27,606	–

Stockholders’ Equity (Deficit):
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	–	–
Common stock: $0.0001 par value; 1,000,000,000 shares authorized; 52,261,000 and 40,000,000 shares issued and outstanding	5,226	4,667
Paid-in capital	15,244	4,748
Accumulated deficit	(47,962)	(4,665)
Total Stockholder’s Equity (Deficit)	(27,492)	4,750

Total Liabilities and Stockholders’ Equity (Deficit)	$114	$4,750

See accompanying notes to the financial statements.

F-80

LBC BIOSCIENCE INC.

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016 AND THE PERIOD AUGUST 26, 2015

(INCEPTION) TO DECEMBER 31, 2015

	2016	August 26 2015 to December 31, 2015

Revenue	$37,710	$–

Costs and Expenses:
Cost of goods	13,691	–
Marketing, general and administrative	67,316	–
Organization	–	4,665
Total	81,007	4,665

Net (loss)	$(43,297)	$(4,665)

Net (Loss) Per Share: Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding: Basic and Diluted	48,327,085	45,306,333

See accompanying notes to the financial statements.

F-81

LBC BIOSCIENCE INC.

STATEMENT OF STOCKHOLDER DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2016 AND THE PERIOD AUGUST 26, 2015

(INCEPTION) TO DECEMBER 31, 2015

	Preferred Stock	Common Stock	Common Stock Amount	Paid-in Capital	Deficit	Total
Balance, August 26, 2015	–	–	$–	$–	$–	$–
Issuance of shares for cash	–	19,000	2	4,748	–	–
Issuance of shares for services	–	46,650,000	4,665	–	–	–
Net loss	–	–	–	–	(4,665)	(4,665)
Balance, December 31, 2015	–	46,669,000	4,667	4,748	(4,665)	4,750
Issuance of shares for cash	–	42,000	4	10,496	–	10,500
Issuance of shares for services	–	5,550,000	555	–	–	1,219
Net loss	–	–	–	–	(43,297)	(43,297)
Balance, December 31, 2016	–	52,261,000	$5,226	$15,244	$(47,962)	$(27,492)

See accompanying notes to the financial statements.

F-82

LBC BIOSCIENCE INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2016 AND THE PERIOD AUGUST 26, 2015 (INCEPTION) TO DECEMBER 31, 2015

	2016	August 26 2015 to December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(43,297)	$(4,665)
Adjustments to reconcile net loss to net cash used in operating activities:
Due from President	4,750	(4,750)
Shares issued to settle service expenses	555	4,665
Due to President	27,606	–
Cash Flows Used In Operating Activities	(10,386)	(4,750)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	10,500	4,750
Cash Flows Provided by Financing Activities	10,500	4,750

CASH FLOWS FROM INVESTING ACTIVITIES	–	–

NET CHANGE IN CASH	114	–

Cash, beginning of year	–	–
Cash, end of year	$114	$–

See accompanying notes to the financial statements.

F-83

LBC BIOSCIENCE INC.

Notes to the Financial Statements

December 31, 2016

NOTE 1 – ORGANIZATION

LBC Bioscience Inc. (the “Company”) was founded by Lisa A. Nelson and was incorporated as a C corporation under the laws of the State of Nevada on August 26, 2015. In 2015, the Company issued shares of common stock for both services and cash, and incurred a loss of 4,665.

The Company is engaged in the Cannabidiol (“CBD”) market. The Company's primary focus is on developing and marketing organic products such as CBD water, drops, edibles, pet supplements, recovery balm and spray. Its products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Stock-based Compensation

The Company will follow Accounting Standards Codification (ASC) 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Earnings (Loss) per Share

Net loss per common share is computed pursuant to ASC 260-10-45. Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding. There were no dilutive shares outstanding as of December 31, 2016 or 2015.

F-84

Income Taxes

The Company follows section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

No provision was made for Federal income tax at December 31, 2016.

Revenue Recognition

The Company follows ASC 605-10-S99-1 for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. All revenue to date has been received based on immediate cash payments so no recognition issues have needed to be considered.

An allowance for doubtful accounts will be recorded in the future if credit sales are made and the risk of bad debts develops.

Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company evaluates subsequent events from the date of the balance sheet through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them with the SEC on the EDGAR system.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect as of the date of the issuance of these financial statements. The following pronouncements will significantly impact future reporting of financial positon and results of operations. Management is currently assessing implementation.

The FASB has issued Accounting Standards Update (ASU) No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments are intended to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees.

Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows.

For public companies, the amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period.

F-85

The FASB has issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606.

The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The effective date for nonpublic entities is deferred by one year.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company has very limited financial resources, with working capital and net shareholder deficits and had generated limited revenue at December 31, 2016.

While the Company is undertaking its business plan to generate additional revenues, the Company’s cash position may not be sufficient to support the Company’s basic business plan and product development efforts. Management believes that the actions presently underway to increase the number of contracts undertaken have a realistic chance of succeeding. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company is authorized to issue 1,000,000,000 shares of common stock and 1,000,000 shares of preferred stock.

At the time of incorporation in Nevada, the Company issued 40,000,000 shares of its common stock to its President in exchange for the business plan on which the Company’s operations are based. In addition, the company issued 6,669,000 to other shareholders. Total shares issued at par value for services amounted to 46,650,000. Total shares issued for cash amounted to $19,000 at a price of $025 per share. The shares for services were valued at par value, as there is no verifiable market value for the shares due to a lack of trading activity, the Company had negative net equity, and there was no other more directly observable basis for valuing the shares.

During 2016 the Company issued 5,592,000 shares of common stock of which 5,550,000 were issued for services, including 5,000,000 to the Company’s Executive Vice President. During 2016, 42,000 shares were issued for cash at a price of $0.25 cents per share. All shares issued for services were valued at par value for the reasons discussed above.

At December 31, 2016, there were 52,261,000 shares of common stock outstanding. There are no outstanding shares of preferred stock.

F-86

NOTE 5 – DUE TO PRESIDENT

The Accounts Payable to Lisa Nelson represent items paid on behalf of the Company by Lisa Nelson. These items amounted to $27,606 as of December 31, 2016.

NOTE 6 - INCOME TAXES

The Company operates in the United States; accordingly, federal and state income taxes have been provided based upon the tax laws and rates of the U.S. The Company has incurred losses since inception and, accordingly has a net operating loss carry forward as of December 31, 2016 of approximately $47,962. This loss carry forward expires according to the following schedule:

Year Ending December 31,	Amount
2035	$4,665
2036	43,297
Total	$47,962

This carryforward creates a deferred tax benefit of $16,307, which was offset fully by a valuation allowance, as the Company does not deem it probable that the tax benefits of this carryforward will be realized.

Tax years 2015 and 2016 remain subject to examination by the IRS.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events from January 1, 2017 through April 4, 2017, the date of issuance of the audited financial statements, and has determined it does not have any material subsequent events to disclose.

F-87

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Amended Articles of Incorporation and Amendments Thereto *
2.2	Bylaws *
3.1	Specimen Stock Certificate **
4.1	Subscription Agreement *
6.1	Incentive Stock Option Plan *
6.2	Management Stock Bonus Plan *
6.3	Performance Bonus Plan*
6.4	Employment Agreement of Lisa Nelson *
6.5	Indemnification Agreement of Lisa Nelson *
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.

* Incorporated by reference to the Company’s Offering Statement on Form 1-A filed with the Commission on May 22, 2019.

** To be filed by amendment.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas on January 15, 2020.

(Exact name of issuer as specified in its charter):	CBD Life Sciences, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Lisa Nelson
Lisa Nelson, Chief Executive Officer (Principal Executive Officer).

(Date): January 15, 2020

/s/ Lisa Nelson
Lisa Nelson, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): January 15, 2020

SIGNATURES OF DIRECTORS:

/s/ Lisa Nelson	January 15, 2020
Lisa Nelson, Director	Date

/s/ Meredes Sturm	January 15, 2020
Meredes Sturm, Director	Date

/s/ Vikki Martinez	January 15, 2020
Vikki Martinez Director	Date

III-2